--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549




                                     FORM 8-K

                                  CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
       Securities and Exchange Act of 1934


         Date of Report (date of earliest event reported): April 17, 1998



                           ProMedCo Management Company
             (Exact name of Registrant as specified in its charter)


     Delaware                      0-21373                   75-2529809
     (State of              (Commission File No.)           (IRS Employer
  Incorporation)                                         Identification No.)


                           801 Cherry Street, Suite 1450
                             Fort Worth, Texas 76102
           (Address of principal executive offices, including zip code)


                              (817) 335-5035
           (Registrant's telephone number, including area code)



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Item 2.  Acquisition or Disposition of Assets

         On April 17, 1998, ProMedCo Management Company ("ProMedCo" or the "Company"), through a wholly owned subsidiary, acquired all of the outstanding stock of Berkshire Physicians & Surgeons, P.C., a Massachusetts professional corporation ("Berkshire"). Concurrent with the acquisition, the subsidiary entered into a long-term service agreement (the "Service Agreement") with Berkshire. Berkshire is a multi-specialty physician group based in Pittsfield, Massachusetts, comprised of 79 physicians, 15 mid-level providers and 15
physicians  in  an  independent   practice   association   network.   The  total
consideration for the transaction was approximately $29.5 million, which consisted of a $16.1 million of cash, $7.6 of convertible subordinated notes and $5.8 million of the Company's common stock (to be issued in 1999). The convertible subordinated notes accrue interest at the rate of 4 3/4% paid annually on March 31. The notes can be converted into shares of the Company's common stock any time after April 17, 1999 and prior to March 31, 2005 at a conversion price of $17.50 as adjusted per the note agreements. The consideration was determined through arm's length negotiations between the representatives of ProMedCo and Berkshire. The factors considered in determining the purchase price included information with respect to the financial condition, assets, liabilities, businesses and operations of each entity on both a historical and prospective basis. The cash portion of the purchase price was funded with borrowings from the Company's revolving credit facility. The acquisition will be accounted for using the purchase method of accounting.

Assets acquired will be used by the Company to provide administrative and medical support services to Berkshire pursuant to the terms of the Service Agreement.

Item 7.  Financial Statements and Exhibits

          Financial Statements

         (a) and (b) Financial statements of Berkshire and certain pro forma financial information relating to the Berkshire affiliation were previously reported in the Company's registration statement on Form S-3 (File No. 333-50105) filed with the Securities and Exchange Commission on April 23, 1998.

         Exhibits

         (c) Agreement for Statutory Merger by and between ProMedCo Management Company, ProMedCo of Berkshire, Inc. and Berkshire Physicians & Surgeons, P.C. dated April 17, 1997. Service Agreement by and between Commonwealth Health Management Services, Inc. and BP&S, P.C., effective April 1, 1998

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      ProMedCo Management Company




                                      By: /s/ H. Wayne Posey
                                              H. Wayne Posey
                                   President and Chief Executive Officer


Date:  May 1, 1998

--------------------------------------------------------------------------------


                         AGREEMENT FOR STATUTORY MERGER

--------------------------------------------------------------------------------



                           PROMEDCO MANAGEMENT COMPANY
                           PROMEDCO OF BERKSHIRE, INC.

                                       AND

                      BERKSHIRE PHYSICIANS & SURGEONS, P.C.



--------------------------------------------------------------------------------








--------------------------------------------------------------------------------


                                  April 14, 1998

--------------------------------------------------------------------------------

                                Table of Contents


ARTICLE 1 DEFINITIONS...............................................1
         Adjusted BP&S Equity.......................................1
         Affiliate..................................................1
         BP&S     ..................................................1
         BP&S Debt..................................................1
         BP&S Financial Statements..................................1
         BP&S Physicians............................................1
         Consideration..............................................1
         COBRA    ..................................................2
         Contingent Consideration...................................2
         Closing  ..................................................2
         Closing Date...............................................2
         Code     ..................................................3
         Contracts..................................................3
         Definitive Closing Statements..............................3
         Exhibit Volume.............................................3
         Final Closing Statement....................................3
         Former BP&S Shareholders...................................3
         GAAP     ..................................................3
         Health Center Facility.....................................3
         Interim Service Agreement..................................3
         Inventory..................................................3
         IRS      ..................................................3
         Managed Care Surplus.......................................3
         Medical Professional.......................................3
         Medical Professional Employment Agreement..................3
         NBERK    ..................................................4
         Pension Plan...............................................4
         Person   ..................................................4
         ProMedCo-Berkshire Distribution............................4
         ProMedCo ..................................................4
         ProMedCo-Berkshire.........................................4
         ProMedCo Notes.............................................4
         ProMedCo Stock.............................................4
         Service Agreement..........................................4
         Shareholder Representative.................................4
         Stock Agreement............................................4
         Third Party Payor Program..................................4
         to the knowledge of BP&S...................................4
         Unit Share Price...........................................4

ARTICLE  2. MERGER AND OTHER TRANSACTIONS............................5
         2.1  Merger of BP&S and ProMedCo-Berkshire..................5
         2.2  Closing and Effective Date of Merger...................6
         2.3  Further Assurances.....................................7
         2.4  Dissenting Stockholders of BP&S........................7
         2.5 Effect of Merger........................................7
         2.6 ProMedCo Stock..........................................7
         2.7 Anti-Dilution Provisions................................7
         2.8  Legend.................................................8
         2.9  Other Transactions at the Closing......................8
         2.10  Consideration Adjustments.............................9

ARTICLE  3 REPRESENTATIONS AND WARRANTIES OF BP&S ..................11
         3.1  Organization, Corporate Power and Qualification.......11
         3.2  Authority; Binding Effect.............................11
         3.3  Capitalization of BP&S................................12
         3.4  Subsidiaries, Affiliates, Affiliated
                   Companies and Joint Venture......................12
         3.5  Financial Statements....................................13
         3.6 Professional Income......................................13
         3.7  Absence of Undisclosed Liabilities......................13
         3.8  Absence of Certain Recent Changes.......................13
         3.9  Title to Assets.........................................15
         3.10  Contracts..............................................15
         3.11  Absence of Related Party Transactions..................16
         3.12  Defaults...............................................16
         3.13  Inventory..............................................16
         3.14  Equipment..............................................17
         3.15  Receivables............................................17
         3.16  Permits and Licenses...................................17
         3.17  Litigation, etc........................................17
         3.18  Court Orders, Decrees and Laws.........................17
         3.19  Taxes..................................................18
         3.20  Immigration Act........................................18
         3.21  Program Compliance.  ..................................19
         3.22  Environmental Matters..................................19
         3.23  ERISA..................................................20
         3.24  Pension, etc. .........................................20
         3.25  Employee Matters.......................................21
         3.26  Insurance and Bonds....................................21
         3.27  Labor Matters..........................................22
         3.28  Third Party Payor Compliance...........................22
         3.29  Improper Payments......................................22

         3.30  Books of Account; Reports......................................22
         3.31  No Finders or Brokers..........................................22
         3.32  Disclosure.....................................................22

ARTICLE  4 REPRESENTATIONS AND WARRANTIES OF PROMEDCO AND PROMEDCO-
         BERKSHIRE............................................................23
         4.1  Organization and Standing of ProMedCo and ProMedCo-Berkshire....23
         4.2 Prospectus; Financial Statements.................................23
         4.3  Absence of Certain Changes......................................24
         4.4  ProMedCo Stock..................................................24
         4.5  Authority; Binding Effect.......................................24
         4.6  No Finders or Brokers...........................................25
         4.7  Consents and Approvals of Governmental Authorities..............25
         4.8  ProMedCo Capitalization.........................................25
         4.9 Consents and Approvals of Third Parties..........................25
         4.10 Legal Proceedings...............................................25
         4.11  Compliance with Laws...........................................26
         4.12  Permits and Licenses...........................................26
         4.13  Contracts......................................................26
         4.14  Disclosure.....................................................26
         4.15  Experience and Investigation...................................26

ARTICLE  5 COVENANTS OF PROMEDCO AND PROMEDCO-BERKSHIRE ......................27
         5.1  Best Efforts to Secure Consents.................................27
         5.2  Corporate Action................................................27
         5.3  Handling of Documents...........................................27
         5.4  Non-Disclosure..................................................27
         5.5 Return of Records................................................27
         5.6  Unusual Events..................................................27

ARTICLE  6 COVENANTS OF BP&S .................................................28
         6.1  Access and Information..........................................28
         6.2 Effect of Access.................................................28
         6.3  Conduct of Business.............................................29
         6.4  Compliance with Agreement.......................................29
         6.5  Unusual Events..................................................29
         6.6  Confidential Information........................................29
         6.7 Return of Records................................................30
         6.8  Interim Financial Statements....................................30
         6.9  Departmental Violations.........................................30
         6.10  Insurance Ratings..............................................30
         6.11  Maintain Insurance Coverage....................................30

         6.12  Exclusive Dealings............................................31

ARTICLE  7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BP&S ..................31
         7.1  Representations and Warranties True............................31
         7.2  Opinions of Counsel............................................31
         7.3  Authority......................................................31
         7.4  No Obstructive Proceeding......................................32
         7.5  Delivery of Certain Certified Documents........................32
         7.6  Approval by Stockholders of BP&S...............................32
         7.7  Proceedings and Documents Satisfactory.........................32
         7.8  Hart-Scott-Rodino Filings......................................32
         7.9  No Agency Proceedings..........................................32
         7.10  Closing Transactions..........................................33
         7.11 Hedge..........................................................33
         7.12 No Adverse Change..............................................33

ARTICLE  8 [RESERVED] .......................................................33

ARTICLE  9  TERMINATION......................................................35
         9.1  Optional Termination...........................................35
         9.2  Notice of Abandonment. ........................................36
         9.3  Mandatory Termination..........................................36
         9.4  Termination....................................................36
         9.5  Shareholder Representative.....................................36

ARTICLE 10 SURVIVAL AND INDEMNIFICATION .....................................37
         10.1  Nature and Survival of Representations........................37
         10.2  Limited Grant of Indemnity by Former BP&S Shareholders........37
         10.3  Limited Grant of Indemnity to Former BP&S Shareholders........38
         10.4  Representation, Cooperation and Settlement....................38
         10.5  Threshold and Limitations.....................................39
         10.6  Remedies Cumulative...........................................40

ARTICLE 11 MISCELLANEOUS.....................................................40
         11.1  Expenses......................................................40
         11.2  Notices. .....................................................41
         11.3 Certain Provisions of Employment Agreements....................41
         11.4  Entire Agreement..............................................44
         11.5  Alternative Dispute Resolution................................44
         11.6  Governing Law.................................................44
         11.7  Time..........................................................44
         11.8  Section Headings..............................................44

         11.9  Waiver.........................................................44
         11.10  Exhibits......................................................45
         11.11  Assignment....................................................45
         11.12  Binding on Successors and Assigns.............................45
         11.13  Parties in Interest...........................................45
         11.14  Amendments....................................................45
         11.15  Drafting Party................................................45
         11.16  Counterparts..................................................45
         11.17  Reproduction of Documents.....................................46
         11.18  Access to Records After Closing...............................46
         11.19  Disclosure of Certain Information.............................46
         11.20  Press Releases................................................46

APPENDIX 1 FORM OF CONVERTIBLE SUBORDINATED NOTE

APPENDIX 2.9 SERVICE AGREEMENT
         Appendix 7.5 A thereto - Form of Professional Service Provider Security Agreement Appendix 7.5 B thereto - Form of Exhibit A to UCC-1 Financing Statement Appendix 7.5 C thereto - Form of Perfection Certificate Appendix 7.5 D thereto - Form of Closing Certificate of Service Provider

APPENDIX 7.2 FORM OF OPINION OF PROMEDCO-BERKSHIRE'S COUNSEL

APPENDIX 8.3 FORM OF OPINION OF BP&S'S COUNSEL

APPENDIX 8.5 FORM OF STOCK AGREEMENT

                          Agreement for Statutory Merger

         Agreement for Statutory Merger dated as of April 14, 1998, among Berkshire Physicians & Surgeons, P.C., a Massachusetts professional corporation ("BP&S"), ProMedCo Management Company, a Delaware corporation ("ProMedCo") and ProMedCo of Berkshire, Inc., a Massachusetts corporation ("ProMedCo-Berkshire"), a wholly owned subsidiary of ProMedCo.

         RECITAL:

         BP&S operates a multi-specialty medical practice in and around Berkshire County, Massachusetts. ProMedCo, through its subsidiaries, including ProMedCo-Berkshire is engaged in the business of providing medical practice facilities, non-medical personnel and medical practice management and administrative services.

         The parties hereby agree as follows:

ARTICLE 1 DEFINITIONS

         For the purposes of this Agreement, the following definitions shall apply:

"AdjustedBP&S Equity"  means all the assets of BP&S shown on a balance  sheet of
         BP&S  other  than  real  estate  and   deferred  tax  assets  less  all
         liabilities other than fees paid under the Interim Service Agreement and BP&S Debt.

"Affiliate" means with respect to any Party, any entity which controls, is controlled by, or is under common control with such party all as more fully set forth in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

"BP&S" means Berkshire Physicians & Surgeons, P.C., a Massachusetts professional corporation.

"BP&S    Debt" means the total of the following lines on the Definitive  Closing
         Statement: Line of Credit; Current Portion of Long Term Debt; Current Portion of Capital Leases; Deferred Tax Liability; Long Term Debt, net of current maturities; and Obligations under Capital Leases, net of current portion.
"BP&S Financial Statements" is defined in ss. 3.5.

"BP&S Physicians" means the physicians licensed to practice medicine in Massachusetts who are employed by BP&S on the date hereof pursuant to Employment Agreements with BP&S which are in full force and effect on the date hereof.

"Consideration" means the $23,425,518 as adjusted pursuant to ss. 2.10, consisting of (i) such number of shares of ProMedCo Stock, rounded down to the next whole share as is obtained by dividing $5,850,000 by the Unit Share Price, (ii) $7,572,518 in principal amount of ProMedCo 4 3/4% Convertible Subordinated Notes in the form attached hereto as Appendix

         1 (the "ProMedCo Notes"), (iii) $10,003,000 in cash, and (iv) the Contingent Consideration, if any.

"COBRA" means Title X of the Consolidated Omnibus Budget Reconciliation Act of
         1985, 26 U.S.C. ss. 162 et seq.

"Contingent  Consideration"  means the  additional  cash  consideration  amounts described herein if ProMedCo's share of Managed Care Surpluses, net of equalization adjustments, under the Service Agreement exceeds the following amounts ("Targeted Amounts") during any of the following periods:
                           Period                             Targeted Amount
                           ------                             ---------------
         Eleven Months ended December 31, 1998                        $84,180
         Calendar year ended December 31, 1999                        277,431
         Calendar year ended December 31, 2000                        992,678
         Calendar year ended December 31, 2001                      1,045,245
         Calendar year ended December 31, 2002                      1,095,730

                                    by

                                    $100,000 but less than $199,999.99, ProMedCo
                                    shall pay the  former  shareholders  of BP&S
                                    additional cash consideration of $183,333 if
                                    the  year  ended   December   31,  1998  and
                                    $200,000 with respect to that year if it ended on December 31 1999, 2000, 2001 or 2002;

                                    $200,000.00   but  less  than   $299,999.99,
                                    ProMedCo shall pay the former shareholders of BP&S additional cash consideration of $320,833 if the year ended December 31, 1998 and $350,000 with respect to that year if it ended on December 31 1999, 2000, 2001 or 2002;

                                    $300,000.00 or more,  ProMedCo shall pay the
                                    former  shareholders of BP&S additional cash
                                    consideration  of $458,333 if the year ended
                                    December 31, 1998 and $500,000  with respect
                                    to that  year if it  ended  on  December  31
                                    1999, 2000, 2001 or 2002;

                                    with amounts being paid within 180 days after the end of the relevant year.

"Closing" and "Closing Date" is April 16, 1998

"Code" means the Internal Revenue Code of 1986, as amended.

"Contracts" means any instrument listed in Exhibit 3.10.

"CPA Firm" is defined in ss. 2.10(a).

"Definitive Closing Statements" is defined in ss. 2.10.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Exhibit Volume" means the volume of Exhibits referred to in this Agreement prepared and delivered by BP&S.

"Final Closing Statement" is defined in ss. 2.10.

"Former BP&S Shareholders" means the individuals owning stock of BP&S in the amounts as set forth in Exhibit 3.3.

"GAAP" means generally accepted accounting principles.

"Health Center Facility" means the Health Center facilities located at: (i) 137 North Street, Pittsfield, MA 01201; (ii) 99 West Street, Pittsfield, MA 01201; (iii) 777 North Street, Pittsfield, MA 01201; (iv) 212 South Street, Pittsfield, MA 01201; (v) 44 Housatonic Street, Lenox, MA 01240; (vi) 27 Lewis Avenue, Great Barrington, MA 01230; (vii) 140 West Avenue, Great Barrington, MA 01230; (viii) 38 Mahaiwe Street, Great Barrington, MA 01230; (ix) 21 Taconic Avenue, Great Barrington, MA
         01230; (x) Stockbridge Road, Lee, MA 01238; (xi) Salisbury Road, Sheffield, MA 01257; (xii) 33 North Street, Dalton, MA 01226; (xiii) Main Street, Canaan, CT 06018; (xiv) 125 Liberty Street, Springfield, MA 01103; (xv) 29 Cottage Street, Amherst, MA 01002.

"Interim Service  Agreement"  means  the  Interim  Service  Agreement  effective
         February 1, 1998 between ProMedCo and BP&S.

"Inventory" means the inventory of BP&S.

"IRS" means the Internal Revenue Service.

"Managed Care Surplus" shall have the meaning ascribed thereto in the Service Agreement.

"Medical Professional" shall have the meaning ascribed thereto in the Service Agreement.

"Medical Professional Employment Agreement" is defined in ss. 2.9

"NBERK" means BP&S, P.C., a Massachusetts professional corporation.

"Pension Plan" and "Pension Plans" means any "employee pension benefit plan" listed in Exhibit 3.23.

"Person" means  any  individual,   corporation,   partnership,   joint  venture,
         association, joint stock company, trust or unincorporated organization.

"ProMedCo-Berkshire Distribution" shall have the meaning ascribed thereto in the Service Agreement.

"ProMedCo" means ProMedCo Management Company, a Delaware corporation which is the sole shareholder of ProMedCo-Berkshire.

"ProMedCo-Berkshire" means ProMedCo of Berkshire, Inc., a Massachusetts corporation.

"ProMedCo Notes" is defined in the definition of Consideration.

"ProMedCo Stock" means the $.01 par value Common Stock of ProMedCo.

"Service Agreement" means the Service Agreement  effective April 1, 1998 between
         ProMedCo-Berkshire and NBERK.

"Shareholder Representative" is defined in ss. 9.5.

"Stock Agreement" means the Stock and Registration Rights Agreement attached as Appendix 8.5.

"Third Party Payor Program" means a medical care reimbursement scheme operated by an individual, organization, firm, or governmental entity, including but not limited to a self-insured employer, employer coalition, health insurance purchasing cooperative, insurer, health maintenance organization, preferred provider organization, physician-hospital organization, independent practice association, Medicare, Medicaid, or similar organization.

"to the knowledge of BP&S" or "to the best knowledge of BP&S" and words and phrases substantially similar thereto, shall mean to the actual knowledge of (i) Peter Zwerner, M.D., President of BP&S; (ii) Philip S. Volastro, M.D., Medical Director of BP&S; (iii) James Wonnacott, Chief Administrative Officer of BP&S; or (iv) John Greeley, Chief Financial Officer of BP&S.

"Unit Share Price" means the average closing price per share of ProMedCo Stock on NASDAQ for the five trading days immediately preceding the Closing,

ARTICLE  2. MERGER AND OTHER TRANSACTIONS

         2.1 Merger of BP&S and ProMedCo-Berkshire. On the Effective Date (as defined in ss. 2.2 hereof), ProMedCo-Berkshire shall be merged with and into BP&S in accordance with the applicable laws of the Commonwealth of Massachusetts as provided in Articles of Merger ("Articles of Merger") to be prepared by Boult, Cummings, Conners & Berry, PLC and subject to the approval of BP&S and ProMedCo-Berkshire, which sets forth the Plan of Merger, certain provisions of which are as follows:

                  2.1.1 Surviving Corporation. BP&S shall be the surviving corporation (the "Sur viving Corporation") from and after the Effective Date, and the name of the Surviving Corporation shall be "Commonwealth Health Management Services, Inc." On the Effective Date, the separate existence of ProMedCo-Berkshire shall cease, and the Surviving Corpo ration shall without other transfer succeed to all the rights and property, subject to all debts and liabilities, of BP&S and ProMedCo-Berkshire in the same manner as if the Surviving Corporation itself had incurred them.

                  2.1.2 Articles of Organization. From and after the Effective Date, the Articles of Organization of the Surviving Corporation shall be amended and restated be substantially the same as ProMedCo-Berkshire immediately prior to the Closing.

                  2.1.3 By-Laws. From and after the Effective Date, the by-laws of the ProMedCo-Berkshire as they exist on the date hereof shall be the by-laws of the Surviving Corporation.

                  2.1.4 Directors and Officers. The directors and officers of ProMedCo-Berkshire immediately prior to the Effective Date shall be the officers and directors, respectively, of the Surviving Corporation, to serve, in both cases, until their successors shall have been elected and shall qualify or until otherwise provided by law and the Articles of Organization and by-laws of the Surviving Corporation.

                  2.1.5 Exchange of Shares for Cash and/or Securities. The manner and basis of exchanging and converting the shares of common stock of the ProMedCo-Berkshire and BP&S on the Effective Date shall be as follows:

(a) Common Stock of ProMedCo-Berkshire. By virtue of the Merger and without any action of the holder thereof each share of common stock of ProMedCo-Berkshire outstanding on the Effective Date shall remain out standing and unchanged as a share of the common stock of the Surviving Corporation.

(b) Common Stock of BP&S. By virtue of the merger and without any action of the holders thereof each share of the $1.00 par value common stock of BP&S (the "BP&S Common Stock") outstanding at the Effective Date (other than the Dissenting Shares, if any) shall be reclassified into the right to receive the portion of each component of the Consideration determined in accordance with the exchange formula set forth inss.2.1.7 hereof and distributable in accordance with the time schedule set forth in such section, except that any share of BP&S Common Stock then owned by BP&S shall be canceled, retired and cease to exist such that no Consideration shall be delivered in exchange therefor. All BP&S stock options not exercised prior to the Closing Date shall be canceled.

                  2.1.6 Rights of BP&S's Stockholders Pending and Upon Surrender of Certificates. From and after the Effective Date, except as provided in the Massachusetts Business Corporation Law with respect to rights of dissenting stockholders, each holder of a certificate representing shares of BP&S Common Stock shall be entitled, upon surrender thereof to the Surviving Corporation, to receive in exchange therefor the portion of the Consideration to which such holder would otherwise be entitled on the basis provided for in ss.2.1.5(b) of this Agreement.

                  2.1.7 BP&S Exchange Formula. As a result of the Closing, each share of BP&S Common Stock (other than the Dissenting Shares, if any) shall be exchanged for the right to receive the portion of each component of the Consideration obtained by dividing (x) Consider ation, as adjusted pursuant to ss. 2.10, by (y) the number of shares of BP&S Common Stock issued and outstanding immediately prior to the Effective Date. Immediately after the Closing, the portion of Consideration consisting of components other than ProMedCo Stock and Contingent Consideration (the "Initial Portion of the Consideration") shall be distributed to the Former BP&S Shareholders and on the earlier of:

               (i) the day, if any, occurring between the beginning of the 180th day after the Closing and the first anniversary of the Closing on which ProMedCo sells securities to the public pursuant to an underwritten public offering, or

              (ii)  first day after the first anniversary of the Effective Date,

         the balance of the Consideration other than Contingent Consideration due hereunder (the "Balance of the BP&S Consideration") shall be distributed to the Former BP&S Shareholders. The Surviving Corporation shall not deliver any fraction of a share of ProMedCo Stock but will deliver a whole number of shares of ProMedCo Stock rounded down to a whole number with the value of the fractional share being paid in cash. Contingent Consideration will be distributed on the dates contemplated in the definition thereof.

         2.2  Closing and Effective Date of Merger. At the closing (the
"Closing"),
but in no event later than July 31, 1998 (the "Closing Date") at the offices of McDermott, Will & Emery, in Boston, MA, in addition to other actions contemplated hereunder, BP&S and ProMedCo-Berkshire shall execute in accordance with the Massachusetts Business Corporation Law, and shall cause to be filed and recorded with the appropriate offices under the laws of the Commonwealth of Massachusetts copies of the Articles of Merger relating to the Merger and such officers' certificates and other documents as may be necessary or appropriate in the opinion of counsel to ProMedCo to cause the Merger to become effective under the laws of the Commonwealth of Massachusetts. The Merger shall become effective at the time the Articles of Merger are duly filed with the Secretary of State of Massachusetts (the "Effective Date").

         2.3  Further  Assurances.   The  Surviving  Corporation,   through  its
appropriate officers and direc tors, is hereby authorized, in the name of ProMedCo-Berkshire or BP&S , or itself, to execute, acknowl edge and deliver all instruments of further assurance and to do all such acts and things as it may, at any time, deem necessary or desirable to vest in the Surviving Corporation any property or rights of either BP&S or ProMedCo-Berkshire, or to carry out any of the purposes expressed in this Agreement.

         2.4 Dissenting Stockholders of BP&S. Each stockholder of BP&S, if any, who becomes entitled, pursuant to ss. 90 of the Massachusetts Business Corporation Law, to payment of the fair value of his BP&S Common Stock (a "Dissenting Stockholder") shall receive payment therefor from the Surviving Corporation but only after the value thereof shall have been agreed upon or finally determined pursuant to such provisions. Shares of BP&S Common Stock acquired by either BP&S or the Surviving Corporation from Dissenting Stockholders shall be canceled. Any such payment shall be a deduction from the Consideration to the extent provided in ss. 2.10(e).

         2.5 Effect of Merger. The Merger shall have the effects set forth in Chapter 156B, Section 80 of the Massachusetts Corporation Law.

         2.6 ProMedCo Stock. All shares of ProMedCo Stock to be distributed to the holders of BP&S Common Stock pursuant to the Merger shall be duly and validly issued, fully paid and nonassessable.

         2.7 Anti-Dilution Provisions. If after the date hereof and prior to the Effective Date, ProMedCo shall have declared a stock split (including a reverse split) of ProMedCo Stock or a dividend payable in ProMedCo Stock, or any other distribution of securities or dividend (in cash or otherwise) to holders of ProMedCo Stock with respect to their ProMedCo Stock (including without limitation such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction) then the Consideration and amounts of ProMedCo Stock subject to registration rights shall be appropriately adjusted to reflect such stock split or dividend or other distribution of securities.

         2.8 Legend. The certificates representing the ProMedCo Common Stock issued to the Former BP&S Shareholders as the result of the merger shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR

         OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT, OR SUCH STATE LAWS, OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. TRANSFER OF THESE SHARES IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS SET FORTH IN THE STOCK AND REGISTRATION RIGHTS AGREEMENT DATED _______, 1998 BETWEEN THE COMPANY AND THE HOLDER HEREOF."

and the ProMedCo Notes will bear a restrictive legend in substantially the following form:

         "THIS NOTE AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH NOTE OR SHARES ARE REGISTERED UNDER SUCH ACT, OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. TRANSFER OF THIS NOTE IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS SET FORTH IN THE STOCK AND REGISTRATION RIGHTS AGREEMENT DATED _______, 1998 BETWEEN THE COMPANY AND THE HOLDER HEREOF."

         2.9 Other Transactions at the Closing.  In addition to the transactions
set  forth   above,   the   following   additional   transactions   shall  occur
simultaneously with the execution of this Agreement:

- (a) NBERK and the Surviving Corporation shall enter into a Service Agreement in the form attached hereto as Appendix 2.9B to be effective on the Closing Date.

         (b) NBERK shall enter into employment agreements, effective on the Closing Date, conforming to the requirements of the ss. 11.3 hereof and of the Service Agreement (the "Medical Professional Employment Agreements") with each BP&S Physician who agrees to participate in the Merger.

         (c) NBERK shall execute and deliver instruments in the form of the other appendices to the Service Agreement (i.e., the Professional Service Provider Agreement in the form attached thereto as Appendix 7.5A, UCC-1 Financing Statement with an Exhibit A in the form attached thereto as Appendix 7.5B, Closing Certificate of Service Provider in the form attached thereto as Appendix 7.5C, and Perfection Certificate of Service Provider in the form attached thereto as Appendix 7.5D) to be effective on the Closing Date.

         (d) ProMedCo shall cause the BP&S Debt to be paid in full and discharged as of the Closing Date.

         2.10  Consideration Adjustments.

(a) Definitive Closing Statements. Within 120 days after the Closing or by such time as is reasonable under the circumstances, ProMedCo shall prepare and deliver to the Former BP&S Shareholders and the Shareholder Representative a final combined balance sheet of BP&S as of the Closing Date ("Final Closing Statement"). ProMedCo covenants that the Final Closing Statement shall be true, complete and accurate and will present fairly the assets and liabilities of BP&S as at the Closing Date, calculated in accordance with GAAP as presented in the BP&S Financial Statements (as defined inss.3.5), and the requirements of this Agreement. The BP&S Shareholders and the Shareholder Representative and their representatives shall be provided access to the books and records of BP&S as necessary to verify the accuracy of such calculations. If within 60 business days of receipt of the Final Closing Statement, the Shareholder Representative fails to deliver to ProMedCo written notice specifying any unacceptable entries on the Final Closing Statements and the reasons therefor, then such Final Closing
     Statement shall constitute the Definitive Closing Statement. If the Shareholder Representative timely and duly delivers such notice within 60 business days of receipt thereof, the parties shall attempt in good faith to resolve the differences, and if they are unable to do so, within 30 days thereafter either party may deliver the Final Closing Statement to a "big six" accounting firm chosen by ProMedCo, which shall not be the accounting firm which audits the financial statements of ProMedCo (the "CPA Firm"), who shall have 20 business days to review the Final Closing Statement and make such adjustments thereto as it deems necessary to ensure that the Final Closing Statement has been prepared in accordance with GAAP as presented in the BP&S Financial Statements calculated on a consistent basis and the requirements of this Agreement and conform to consistently ap plied generally accepted accounting principles. The Final Closing Statement as so adjusted shall constitute the Definitive Closing Statement and shall be binding on Pro MedCo and the Former BP&S Shareholders. If the total amount payable by ProMedCo pursuant to clause (b), (c), (d) or (e) below increases from that shown on the Final Closing Statement, ProMedCo shall pay the fees and expenses of the CPA Firm, otherwise such fees and expenses shall be borne by the BP&S Shareholders. Notwithstanding anything to the contrary herein, in the event that any material surplus or risk pool calculations (whether positive or negative) accrued under any risk contract in effect as of the Closing Date between Blue Cross-Blue Shield of Massachusetts and BP&S (or Commonwealth Health Management Services, Inc. or Commonwealth IPA) has not been liquidated as of the date of the Final Closing Statement or the Definitive Closing Statement, as the case may be (each a "BCBS Accrual"), ProMedCo shall prepare and deliver to the Former BP&S Shareholders an Amendment to the Final Closing Statement or Definitive Closing Statement, as the case may be, when such BCBS Accrual is liquidated, which Amend ment shall reflect the liquidated amount of the BCBS Accrual; and in such case each reference in this Agreement to the term "Final Closing Statement" shall mean as amended by such Amendment to the Final Closing Statement, and each reference in this Agreement to "Definitive Closing Statement" shall mean as amended by such Amendment to the Definitive Closing Statement.

(b) Equity Adjustment. To the extent that the Definitive Closing Statement shows Adjusted BP&S Equity at Closing to be less than Adjusted BP&S Equity on the BP&S Audited Financial Statements as of December 31, 1997, the Consideration shall be reduced on a dollar-for-dollar basis.

(c) Excess Debt Adjustment. To the extent the Definitive Closing Statement shows BP&S Debt in excess of $6,067,639, the Consideration shall be reduced on a dollar-for-dollar basis.

(d) Initial BP&S Physician Adjustment. The parties agree that in the event any of the BP&S Physicians have not, as of the Closing Date, signed a Medical Professional Employment Agreement (the "Non-Signing BP&S Physicians"), the Consideration will be reduced by an amount equal to (x) 1.4 multiplied by
     (y) the difference obtained by subtracting (1) the amount of Health Center Expenses attributable to each Non-BP&S Physician for the twelve months prior to March 31, 1998 from (2) the amount of Net Health Center Revenue attributable to the physician over the same period (as such terms are defined in the Service Agreement below) in each case annualized if such Non-Signing BP&S Physician had been associated with BP&S for less than a full year; provided however, such adjustment shall be made only if the aggregate difference between Health Center Expenses and Health Center Revenues for all such Non-Signing BP&S Physicians exceeds $350,000, in which case the adjustment shall apply to the entire difference.

(e) Payments to Dissenting Shareholders. Consideration shall be reduced or increased, as the case may be, on a dollar-for-dollar basis to the extent payments made to Dissenting Shareholders by ProMedCo or the Surviving Corporation are more or less than $630,000.

(f) NOL. Consideration will be increased on a dollar-for-dollar basis in an amount equal to the present value, discounted at 10% per annum over the shortest period permitted by ss. 382 under the Code, of 35% of the sum of the cumulative NOL stated in BP&S's 1997 Federal income tax return plus any additional NOL resulting from BP&S's 1998 operations. If the Surviving Corporation is entitled to utilize the NOL to offset Massachusetts corporate income taxes, the 35% figure in the preceding sentence shall be increased to 38%.

Any reduction or increase in the Consideration  resulting from clauses (b), (c),
(d), (e) or (f) of this ss. 2.10 shall be accomplished by first reducing or increasing, as the case may be, the principal amount of the ProMedCo Convertible Preferred Notes, and if the net result of such adjustments is a reduction in the Consideration and such reduction exhausts the principal of the ProMedCo Convertible Preferred Notes, then the other components of the Consideration, starting with cash, shall be reduced. To the extent such adjustment are effected though increases or decreases in the number of shares of ProMedCo Stock issuable hereunder, the reduction (or increase, as the case may be) shall be at the rate of one share of ProMedCo Stock for each Unit Share Price, rounded down, to the next whole share equal to the difference. Notwithstanding the foregoing, any reduction in Consideration pursuant to clause (c) of this ss. 2.10 in excess of $500,000 shall be effected through a reduction in the cash portion of the Consideration first.

ARTICLE  3 REPRESENTATIONS AND WARRANTIES OF BP&S

         BP&S hereby represents and warrants to ProMedCo-Berkshire as follows:

         3.1 Organization, Corporate Power and Qualification. BP&S is a professional corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and assets and to carry on its business as and where it is now being conducted, to enter into this Agreement, and to consummate the transactions contemplated hereby. BP&S is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary. BP&S is qualified to do business in the states and foreign countries listed in Exhibit 3.1A of the Exhibit Volume. No jurisdiction where BP&S is not presently qualified as a foreign corporation has made any assertion that such corporation's business or ownership of property makes qualification as a foreign corporation in such jurisdiction necessary. A copy of the Articles of Organization and all amendments thereto as of the date hereof of BP&S and a copy of its by-laws, as amended to the date hereof (both certified by the Secretary of BP&S), are included as Exhibit 3.1B of the Exhibit Volume and are true, accurate and complete as of the date hereof. BP&S is not in default under or in violation of any provision of its Articles of Organization or bylaws.

         3.2 Authority; Binding Effect. Subject to satisfaction of the conditions precedent set forth herein, BP&S has full power and authority to enter into this Agreement and, subject to the convening of a stockholders' meeting and the approval of stockholders as required by Massachusetts law and under the terms of that certain Amended and Restated Stockholders Agreement dated January 1, 1998 as amended (the "BP&S Stockholders Agreement"), to carry out the transactions contemplated hereby. The Board of Directors of BP&S has taken all corporate action required by law and by BP&S's Articles of Organization and by-laws, or otherwise, to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. The execution, delivery, and performance of this Agreement constitutes the valid and binding agreement of BP&S enforceable in accordance with its terms (except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions) assuming that this Agreement has been duly authorized, delivered and executed by ProMedCo and ProMedCo-Berkshire and constitutes the valid and binding obligation, enforceable against ProMedCo and ProMedCo-Berkshire in accordance with its terms (except as enforceability against ProMedCo and ProMedCo-Berkshire may be restricted, limited or delayed to the same extent as referred to in parenthetical phrase immediately above). Assuming that all indebtedness of BP&S to BankBoston made under its existing Line of Credit is discharged in full at Closing, the execution, delivery and performance of this Agreement is not in conflict with any other material agreement to which BP&S is a party, and will not result in the acceleration or imposition of any other obligation against BP&S.

         3.3 Capitalization of BP&S. The authorized capital stock of BP&S consists of 10,000 shares of $1.00 par value common stock, of which as of the date hereof, 360 shares are validly issued and outstanding. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting stock of BP&S other than the BP&S Stockholders Agreement. Attached hereto as Exhibit

3.3 is a complete and accurate capitalization schedule listing all of the shareholders of BP&S as of the Closing Date, and the number of shares of BP&S stock held by each.

         3.4 Subsidiaries, Affiliates, Affiliated Companies and Joint Venture. Except as set forth in Exhibit 3.4, BP&S has no direct or indirect ownership interest in, by way of stock ownership or otherwise, any corporation, association or business enterprise. Each corporation in which BP&S has a controlling interest ("Subsidiary"): is (i) a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and assets and to carry on its business as and where it is now being conducted, to enter into this Agreement, and to consummate the transactions contemplated hereby; (ii) duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary; and (iii) is qualified to do business in the states and foreign countries listed in Exhibit 3.4. No jurisdiction where a Subsidiary is not presently qualified as a foreign corporation has made any assertion that such corporation's business or ownership of property makes qualification as a foreign corporation in such jurisdiction necessary. A copy of the Articles of Organization and all amendments thereto as of the date hereof of each Subsidiary and a copy of its by-laws, as amended to the date hereof (both certified by the Secretary of such Subsidiary, are included in Exhibit 3.4 and are true, accurate and complete as of the date hereof. No Subsidiary is in default under or in violation of any provision of its Articles of Organization or bylaws.

         3.5 Financial Statements. Exhibit 3.5 consists of the following financial statements of BP&S: balance sheet of BP&S at December 31, 1997 and the related statements of operations, stockholders' equity and cash flow for the year then ended, together with the audit opinion report thereon of Coopers & Lybrand, LLC, independent public accountants (such financial statements and the related notes being herein called "BP&S Financial Statements").

         The BP&S Financial Statements are true, complete and accurate, have been based upon the information contained in the books and records of BP&S and present fairly the assets, liabilities and financial condition of BP&S as of the dates thereof and the results of its operations for the periods then ended, prepared in conformity with generally accepted accounting principles.

         3.6 Professional Income. Exhibit 3.6 lists all medical directorships and other sources of professional income and the amounts thereof derived by physicians associated with BP&S which are not reflected in the statements of operations contained in the BP&S Financial Statements.

         3.7 Absence of Undisclosed Liabilities. Except as disclosed herein or in the exhibits hereto or as and to the extent reflected or reserved against in the BP&S Financial Statements and except for commitments and obligations incurred in the ordinary course of business and consistent with past practice accruing after December 31, 1997, BP&S as of December 31, 1997, had, or will have at Closing, no liabilities, claims or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to BP&S or any directors, officers or employees of BP&S, whether due to become payable and regardless of when or by whom asserted).

         3.8 Absence of Certain Recent Changes. Except as expressly provided in, or contemplated under, this Agreement or as set forth on Exhibit 3.8 in alphabetical order corresponding to the following subsections, since December 31, 1997, BP&S has not:

         (a) except in the usual and ordinary course of its business, consistent with past practice, and in an amount which is reasonable under the circumstances then in effect, incurred any indebtedness or other liabilities (whether accrued, absolute, contingent or otherwise), guaranteed any indebtedness or sold any of its assets;

         (b) transferred, disposed of, or further encumbered or pledged any of its assets other than in the usual and ordinary course of its business;

         (c) suffered any damage, destruction or loss, whether or not covered by insurance, in excess of $10,000;

         (d) suffered the resignation or other termination of any management personnel of BP&S, or the loss of or other termination of a business relationship with any material customers or suppliers of BP&S's business;

         (e) increased the regular rate of compensation payable by it to any employee other than normal merit and cost of living increases granted in the ordinary course of business; or increased such compensation by bonus, percentage, compensation service award or sim ilar arrangement theretofore in effect for the benefit of any of its employees, and no such increase is required;

         (f) established or agreed to establish, amended or terminated any pension, retirement or welfare plan or arrangement for the benefit of its employees not theretofore in effect;

         (g)      outside of changes (x) in the  ordinary  course of business or
                  (y) reflected in internal monthly management financial reports, suffered any change in its financial condition, assets, liabilities, operations, prospects or business or suffered any other event or con dition of any character which individually or in the aggregate has or might reasonably have a material adverse effect on BP&S;

         (h) experienced any labor organizational efforts, strikes or complaints other than grievance procedures in the ordinary course of business or entered into any collective bargaining agreements with any union;

         (i) made any single capital expenditure which exceeded $5,000 or made aggregate capital expenditures which exceeded $10,000;

         (j) except with respect to liens or encumbrances arising by operation of law, permitted or al lowed any of its assets to be subjected to any pledge, lien, security interest, encumbrance, restriction or charge of any kind;

         (k) written down the value of any of its assets, or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of busi ness and consistent with past practice, none of which are material or revalued any of its assets;

         (l) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than in the usual and ordinary course of business;

         (m) suffered any extraordinary losses, canceled any debts or waived any claims or rights of substantial value, not in the usual and ordinary course of business;

         (n) paid, lent or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any stockholder of BP&S or any of the officers or directors of BP&S or of any "Affiliate" of any of its officers or directors, except for reimbursement of ordinary and reasonable business expenses related to the business of BP&S and com pensation to officers at rates not exceeding the rates of compensation at December 31, 1997;

         (o) amended, terminated or otherwise altered (whether by action or inaction) any contract, agreement or license of significant value to which BP&S is a party, except in the ordinary course of business;

         (p) entered into a material transaction other than in the ordinary course of business or made any change in any method of accounting or accounting practice;

         (q)      canceled, or failed to continue, insurance coverages; or

         (r) agreed, whether in writing or otherwise, to take any action described in this ss. 3.8.

         3.9 Title to Assets. The assets of BP&S consisting of owned tangible and intangible personal property are subject to no liens or encumbrances except the security interests of record set forth on Exhibit 3.9 of the Exhibit Volume, which Exhibit is a copy of a Uniform Commercial Code ("UCC") search as of a recent date duly obtained by ProMedCo. There are no other security interests of record. Such assets constitute all the assets necessary for the continued operation of the Health Center Facility consistent with past practice.

         3.10 Contracts. Exhibit 3.10 of the Exhibit Volume contains a copy of each written contract, lease, agreement and other instrument to which BP&S is a party or is bound which involves an unperformed commitment or obligation
(contingent or otherwise) of more than $10,000 in the aggregate, including, without limitation, the following: service agreements, maintenance agreements, bank loans and equipment financings, real estate leases, payor contracts, professional service agreements, software licensing agreements and other agreements. To the best of BP&S's knowledge and except as noted in such Exhibit 3.10: (i) all such contracts, leases and agreements are in full force and effect; (ii) there has been no threatened cancellation thereof; (iii) there are no outstanding disputes thereunder; (iv) each is with unrelated third parties and was entered into on an arms-length basis in the ordinary course of business and all will continue to be binding in accordance with their terms after consummation of the transactions contemplated hereby; and
(v) there are no employment agreements or other agreements to which BP&S is a party or by which BP&S is bound that contain any severance or termination pay liabilities or obligations.

         To its best knowledge, BP&S is not, as of the date of this Agreement, a party to or bound by any agreement, contract, understanding or business venture with any physician, other provider or any other Person which violates the Medicare/Medicaid Fraud and Abuse amendments or any regulations thereunder adopted by the U.S. Department of Health and Human Services.

         3.11  Absence of Related  Party  Transactions.  Except as  disclosed on
Exhibit 3.11, neither BP&S, nor to the knowledge of BP&S any shareholder, officer, director or affiliate of BP&S, has any material direct or indirect financial or economic interest in any competitor or supplier of BP&S. BP&S is not a party to any transaction or proposed transaction, including without limitation the leasing of property, the purchase or sale of materials or goods (except with respect to BP&S's service business) or the furnishing of its services (except as employees of BP&S), with any Affiliate of BP&S, or, to the knowledge of BP&S, any immediate family member of a shareholder of BP&S; and BP&S has not directly or indirectly entered into any agreement or commitment which could result in BP&S becoming obligated to provide funds in respect of or to assume any obligation of any such Affiliated or other person. Except as set forth on Exhibit 3.11, there are no debts owing to BP&S by, or any contractual agreements or understandings between BP&S and, any shareholder, director or officer of BP&S, or, to the knowledge of BP&S, any member of their respective families, or any Affiliate, and none of the foregoing individuals or any Affiliate of them owns any property or rights, tangible or intangible (other than an equitable interest), used in or related to BP&S's business. BP&S is not indebted to any shareholder, officer, director or employee of BP&S, or to any member of their respective families, or to any Affiliate of any of the foregoing individuals, in any amount whatsoever, other than for payment of salaries and compensation for services actually rendered to BP&S in the ordinary course of their businesses.

         3.12 Defaults. Except as disclosed in Exhibit 3.12, BP&S is not in default under, nor has any event occurred which, with the lapse of time or action by a third party, could result in a default under any outstanding indenture, mortgage, contract, instrument or agreement to which BP&S is a party or by which BP&S may be bound or under any provision of the Articles of Organization or by-laws of BP&S. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any provision of, or result in the breach of, or constitute a default under, any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal; constitute a violation of or a default under, or a conflict with, any term or provision of the Articles of Organization or by-laws of BP&S, or (assuming the BankBoston line of credit is discharged at Closing) any material contract, commitment, indenture, lease, instrument or other agreement, or any other restriction of any kind to which BP&S is a party or is bound; or cause, or give any party grounds to cause (with or without notice, the passage of time or both) the maturity of any liability or obligation of BP&S, to be accelerated, or increase any such liability or obligation.


0469551.09
080020-024 4/24/98(1)

         3.13 Inventory. The inventory reflected on the BP&S Financial Statements consists of a quality and quantity usable in the ordinary course of business and is carried on the balance sheet included in the BP&S Financial Statements at the lower of cost or market, except for items of obsolete materials and materials of below standard quality, substantially all of which have been written down in the balance sheet included in the BP&S Financial Statements to net realizable market value or for which adequate reserves have been provided in the balance sheet included in the BP&S Financial Statements. The present quantity of the inventory of BP&S is reasonable and warranted in the present circumstances of the business conducted by BP&S. The only transactions related thereto since December 31, 1997 have been additions, dispositions or sales in the ordinary course of business.

         3.14 Equipment. All assets of BP&S consisting of equipment are well maintained and in good operating condition and are sufficient for their current purpose, except for reasonable wear and tear. The present quantity of all such equipment of BP&S is reasonable and warranted in the present circumstance of the business conducted by BP&S and its subsidiaries. The only transactions related thereto since December 31, 1997, have been additions thereto and dispositions thereof in the ordinary course of business.

         3.15 Receivables. All notes and accounts receivable of BP&S shown on the BP&S balance sheet and all those arising since the balance sheet dates have arisen in the ordinary course of business. Attached as Exhibit 3.15 is a true and correct aging of the accounts receivable currently on the books and records of BP&S.

         3.16 Permits and Licenses. Included as Exhibit 3.16 in the Exhibit Volume is a schedule of permits and licenses, listing and briefly describing each material permit, license or similar authorization from each governmental authority issued with respect to the operation or ownership of properties by BP&S together with the designation of the respective expiration dates of each (if any), and also listing and briefly describing each association in which BP&S is a member and each association or governmen tal authority by which BP&S is accredited or otherwise recognized. BP&S is not required to obtain any additional permits, licenses or similar authorizations (including, without limitation, any additional certificates of need) from any governmental authority for the proper conduct of its business as of the date hereof or to become a member of or accredited by any association or governmental authority other than those listed on Exhibit 3.16 in the Exhibit Volume, and except as listed on
Exhibit 3.16, there are no proceedings pending, or to the best of BP&S's knowledge, threatened, which may result in the revocation, cancellation, suspension, or other adverse modification of, any license or permit listed in
Exhibit 3.16.

         3.17  Litigation,  etc.  Except  as set  forth in  Exhibit  3.17 of the
Exhibit Volume: (i) there is no litigation, arbitration, governmental claim, investigation or proceeding pending or, to the knowledge of BP&S, threatened against BP&S at law or in equity, before any court, arbitration tribunal or governmental agency; (ii) no such proceeding set forth in Exhibit 3.17 concerns the ownership or other rights with respect to the assets of BP&S; (iii) BP&S has received no notice from a third party that there are facts based on which material claims may be hereafter made against BP&S; and (iv) all claims and litigations against BP&S are fully covered by insurance.

     3.18 Court Orders, Decrees and Laws. There is no outstanding or, to the knowledge of BP&S, threatened, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal in

0469551.09
080020-024 4/24/98(1)
which BP&S is a party affecting BP&S or its assets. The operation of the business of BP&S as currently conducted by BP&S is not in material violation of any applicable federal, state or local law, regulation or administrative order which is material to the business of BP&S, and BP&S has received no notices of alleged violations thereof. To the knowledge of BP&S, no governmental authorities are presently conducting proceedings against BP&S and no such investigation or proceeding is pending or being threatened.

         3.19 Taxes. Except as set forth in Exhibit 3.19 of the Exhibit Volume, all federal, state and other tax returns of BP&S required by law to be filed have been timely filed, and BP&S has paid or provided for all taxes (including taxes on properties, income, franchises, licenses, sales and payrolls) which have become due pursuant to such returns or pursuant to any assessment, except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and with respect to which BP&S has set aside on its books adequate reserves. All such tax returns have been prepared in compliance with all applicable laws and regulations and are true and accurate in all respects. The amounts set up as provisions for taxes (including provision for deferred income taxes) on the BP&S Financial Statements are sufficient for the payment of all unpaid federal, state, county and local taxes accrued for or applicable to all periods (or portions thereof) ending on or before the Closing Date. There are no tax liens on any of the assets of BP&S except those with respect to taxes not yet due and payable and except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and with respect to which BP&S has set aside on its books adequate reserves. There are no pending tax exami nations nor has BP&S received a revenue agent's report asserting a tax deficiency. No written claim has been received by BP&S from a taxing authority in a jurisdiction where BP&S does not file tax returns asserting that BP&S is or may be subject to taxes assessed by such jurisdiction. BP&S has withheld from each payment made to its employees the amount of all taxes (including, but not limited to, federal, state and local income taxes and Federal Insurance Contribution Act taxes) required to be withheld therefrom and all amounts customarily withheld therefrom, and has set aside all other employee contributions or payments customarily set aside with respect to such wages and has paid or will pay the same to, or has deposited or will deposit such payment with, the proper tax receiving officers or other appropriate authorities.

         3.20 Immigration Act. BP&S is in compliance with the terms and provisions of the Immigration Act in all material respects. For each employee (as defined in 8 C.F.R. ss.274a.1(f)) of BP&S for whom compliance with the Immigration Act by BP&S is required, BP&S has obtained and retained a complete and true copy of each such employee's Form I-9 (Employment Eligibility Verification Form) and all other records or documents prepared, procured or retained by BP&S pursuant to the Immigration Act. BP&S has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor, to BP&S's knowledge, has any action or administrative proceeding been initiated or threatened against BP&S, by reason of any actual or alleged failure to comply with the Immigration Act.

         3.21 Program Compliance. To the best of BP&S's knowledge, neither BP&S nor any of its shareholders, employees or agents (acting on matters for which BP&S is held legally responsible) have engaged in or is being investigated for any activities which are prohibited under either (a) Section 1320a- 7a or 1320a-7b of Title 42 of the United States Code, (b) Section 1395nn of Title 42 of the United States Code, or (c) Section 3729 of Title 31 of the United States Code, or the regulations promulgated

0469551.09
080020-024 4/24/98(1)
thereunder, or any similar or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following: (i) knowingly presenting or causing to be presented a false claim for payment, (ii) knowingly making or using a false record in order to receive payment for a claim, (iii) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (iv) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (v) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; (vi) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration
(A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (B) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, lease or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid; or (vii) referring a patient for "designated health services" to a person or entity with which the referring physician has a financial relationship.

         3.22  Environmental Matters.  Except as disclosed on Exhibit 3.22:

         (a) there are no outstanding violations for which BP&S has been cited, or any consent decrees entered against BP&S regarding environmental matters, including, but not limited to, matters affecting the emission of air pollutants, the discharge of water pollutants, the management of hazardous or toxic substances or wastes, or noise.

         (b) there are no claimed, threatened or alleged violations with respect to any federal, state or local environmental law, rule, regulation, ordinance, permit, license or authorization, and there are no present discussions with any federal, state or local governmental agency concerning any alleged violation of environmental laws, rules, regulations, ordinances, permits, licenses or authorizations.

         (c) the operations of BP&S as currently conducted and conducted in the past, have been and are in compliance in all material respects with all federal, state and local statutes, rules, regulations, ordinances, permits, licenses and authorizations relating to environmental compliance and control.

         3.23  ERISA.

(a) Except as listed in Exhibit 3.23 of the Exhibit Volume, BP&S has no "employee benefit plans", as such term is defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other plan or similar arrangement, written or otherwise, which provides any type of pension or welfare benefit to any of its directors, employees, or former employees.


0469551.09
080020-024 4/24/98(1)

(b) With respect to all of the plans listed in Exhibit 3.23, BP&S has delivered to ProMedCo true and exact copies of (i) all plan documents embodying the provisions of such plans, together with all amendments thereto, (ii) all summary plan descriptions and summaries of material modifications pertaining thereto, (iii) copies of the most recent Internal Revenue Service determination letters, if any, relating to such plans, (iv) copies of the last three (3) years' Annual Report (Form 5500 series), as filed with respect to such plans with the Internal Revenue Service, together with all Schedules and attachments thereto, including, without limitation, copies of the plan audits and/or actuarial valuations, (v) copies of all contract administration agreements between BP&S and third party adminis trators, (vi) copies of all participant-related forms currently in use in connection with such plans including, without limitation, salary reduction agreements and beneficiary designations and (vii) participant-specific claims history for any "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) that has been in existence during any part of the last three years.

(c) No "prohibited transaction", as such term is defined under Section 4975(c) of the Code or under Section 406 of ERISA, and the respective regulations thereunder, has occurred or is occurring with respect to any "employee benefit plan" maintained by BP&S or with respect to any trustee or administrator thereof.

         3.24  Pension, etc.

(a) No "unfunded accrued liability", as such term is defined under Section 3(30) of ERISA, exists with respect to any "employee pension benefit plan" listed in Exhibit 3.23 (each a "Pension Plan" and collectively the "Pension Plans").

(b) None of the Pension Plans or any related trusts have been partially or fully terminated (through the complete cessation of contributions thereto or otherwise). In addition there have not occurred any "reportable events", as such term is defined under Section 4043 of ERISA, which could have a material adverse effect on the condition, financial or otherwise, of BP&S.

(c) None of the Pension Plans or any related trusts have incurred any "accumulated funding deficiency", as such term is defined under Section 302(a)(2) of ERISA or Section 412(a) of the Code (whether or not waived), since the effective date of ERISA.

(d) With respect to each Pension Plan, there are not in existence any liabilities other than those liabilities shown on the Annual Reports (Form 5500 series) delivered to ProMedCo in connection herewith. No material change with respect to the matters covered by the most recent Annual Report for each Pension Plan has occurred since the filing date thereof. The terms and operation of each Pension Plan have complied, and are in compliance, with the applicable provisions of ERISA and the Code. All Pension Plans have at all times been and are qualified under Section 401(a) of the Code, except for those Pension Plans set forth in Exhibit 3.24 of the Exhibit Volume. None of the financial ------------ obligations under the Pension Plans listed in Exhibit 3.23 is unfunded. ------------

0469551.09
080020-024 4/24/98(1)

         3.25 Employee Matters. Included as Exhibit 3.25A of the Exhibit Volume is a list of all em ployees of BP&S together with their annual rates of compensation and a list of all people who were paid bonuses in the last twelve months plus the amount thereof. Other than the employment agreements between BP&S and its physicians and other practitioners (which require six-month notice before termination) and employment agreements between BP&S and James Wonnacott, Jack Greeley, Linda Smith and Priscilla Black (which require no more than 90 days notice before termination), no written employment agreement to which BP&S is a party requires longer than a four-week notice before termination, and there is no agreement to lend, or guarantee any loan, to an employee, or an agreement relating to a bonus, severance pay or similar plan, agreement, arrangement or understanding, except as set forth in Exhibit 3.25B. Exhibit 3.25C of the
Exhibit Volume is a written description of the employee benefits provided by BP&S to its employees.

         3.26 Insurance and Bonds. Exhibit 3.26A contains a list of all fire, liability and other insurance coverage maintained by BP&S currently in force, including the amounts and losses and risks covered; all such policies are fully paid as to all premiums heretofore due. Exhibit 3.26B contains a description of all malpractice liability insurance policies of BP&S since January 1, 1993. Except as set forth on Exhibit 3.26B, BP&S has not had in the last seven years filed a written application for any insurance coverage which has been denied by an insurance agency or carrier. Exhibit 3.26C sets forth a list of all medical malpractice claims asserted against BP&S and/or physicians employed by or otherwise associated with BP&S since January 1, 1993. Exhibit 3.26D sets forth all claims for any insured loss in excess of $5,000 per occurrence, filed by BP&S during the three year period immediately preceding the date hereof, including, but not limited to, workers compensation, general liability and environmental liability. BP&S is not in material default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in due and timely fashion.

         3.27 Labor Matters. There are no collective bargaining agreements with any labor union to which BP&S is a party or by which BP&S is bound, and it is not currently negotiating with a labor union. During the last three years, no employees of BP&S have petitioned for a representation election. BP&S is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There is no unfair labor practice complaint against BP&S pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to its knowledge, threatened against or affecting BP&S. No grievance which might have a material adverse effect on BP&S or the conduct of its business nor any such arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists. BP&S has not experienced any employee strikes during the last three years. BP&S will advise ProMedCo of any such labor dispute, petition for representative election or negotiations with any labor union which shall arise before the Closing Date. Except as may be required by ss.4980B of the Code or applicable state health care continuation coverage statutes, BP&S has no liability to any current or future retiree or terminated employee under any BP&S plan or arrangement which provides welfare benefits, including medical and life insurance.

         3.28 Third Party Payor Compliance. BP&S is participating in or otherwise authorized to receive reimbursement from or is a party to Medicare, Medicaid, and certain other third-party payor programs (collectively "Third Party Payor Programs"). All necessary certifications and contracts required

0469551.09
080020-024 4/24/98(1)
for participation in such programs are in full force and effect and have not been rescinded, revoked or assigned as of the date hereof, and BP&S has not taken or failed to take any action which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Third Party Payor Program. To BP&S's knowledge, BP&S is in compliance with all material requirements of all such Third Party Payor Programs applicable thereto.

         3.29 Improper Payments. To its best knowledge, neither BP&S nor any officer or employee of BP&S have made any bribes, kickbacks or other improper payments on behalf of BP&S to, or received any such payments from, vendors, suppliers or other persons contracting with BP&S.

         3.30 Books of Account; Reports. The books of account of BP&S are in reasonable detail, accu rately and fairly reflect its transactions and the disposition of its assets. BP&S has filed all reports and returns required by any law or regulation to be filed by it.

         3.31 No Finders or Brokers. Neither BP&S nor any officer or director of BP&S has engaged any finder or broker in connection with the transactions contemplated hereunder other than Shattuck Hammond Partners, Inc. which has been engaged by BP&S to provide investment banking service to BP&S in connection with the transactions contemplated hereby.

         3.32 Disclosure. BP&S has not made an untrue statement of material fact in any representation or warranty in this Agreement or in any document or certificate furnished to ProMedCo nor has BP&S omitted to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances, not misleading.

ARTICLE  4 REPRESENTATIONS AND WARRANTIES OF PROMEDCO AND PROMEDCO-
BERKSHIRE

         ProMedCo  and  ProMedCo-Berkshire   hereby  represent  and  warrant  as
follows:

         4.1 Organization and Standing of ProMedCo and ProMedCo-Berkshire. ProMedCo and ProMedCo-Berkshire are each corporations duly organized, validly existing and in good standing under the laws of the states of Delaware and Massachusetts, respectively; each has full corporate power and authority to conduct its business as now being conducted, to enter into this Agreement and to consummate the transactions contemplated hereby; and each is duly qualified to do business in each juris diction in which the nature of the property owned or leased or the nature of the business conducted by it requires such qualification. No jurisdiction where ProMedCo or ProMedCo-Berkshire is not presently qualified as a foreign corporation has made any assertion that such corporation's business or ownership of property makes qualification as a foreign corporation in such jurisdiction necessary. Neither ProMedCo nor ProMedCo-Berkshire is in default under or in violation of any provision of its Articles of Incorporation, or Articles of Organization, as the case may be, or bylaws.

         4.2 Prospectus; Financial Statements.

(a) Prospectus. ProMedCo has delivered to BP&S a copy of its Prospectus dated March 12, 1997 as filed with the Securities and Exchange Commission ("SEC")

0469551.09
080020-024 4/24/98(1)
and complete and correct copies of all other reports and other filings filed by ProMedCo with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 1997, through the date hereof, including, without limitation its annual report on Form 10-K for the year ended December 31, 1997 (such reports and other filings are collectively referred to herein as the "ProMedCo Exchange Act Filings"). As of their respective dates, the ProMedCo Exchange Act Filings complied in all material respects with the published rules and regulations of the SEC with respect thereto and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The description of ProMedCo, its business and other salient features contained in the Prospectus as modified by the ProMedCo Exchange Act Filings are correct in all material respects and may be relied upon by a prudent investor contemplating an investment in ProMedCo Stock.

(b) ProMedCo Financial Statements. The Prospectus contains the consolidated balance sheet of ProMedCo and its subsidiaries at December 31, 1996, and at December 31, 1995, and the related consolidated statement of operations, stockholders' equity and cash flows for the years then ended, together with the opinion thereon of Arthur Andersen & Co., LLP, certified public accountants. The financial statements included in the ProMedCo Exchange Act Filings, including without limitation, the consolidated balance sheet of ProMedCo and its subsidiar ies at December 31, 1997, and at December 31, 1996, and the related consolidated statement of operations, stockholders' equity and cash flows for the years then ended, together with the opinion thereon of Arthur Andersen & Co., LLP, certified public accountants, have been based upon the information contained in the books and records of ProMedCo and present fairly the financial condition of ProMedCo and its subsidiaries as at the respective dates thereof and the results of their operations for the periods ended at the respective dates thereof, in each case prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and with prior periods, except as stated in the unaudited portion of the financial statements.

         4.3 Absence of Certain Changes. Since December 31, 1997, there has not been: (i) any change in the assets, liabilities or financial condition of ProMedCo and its subsidiaries other than changes which, in the aggregate, have not been materially adverse; (ii) any material adverse change in the business of ProMedCo and its subsidiaries; or (iii) any damage, destruction, casualty or loss materially and adversely affecting the business or property of ProMedCo and its subsidiaries.

         4.4 ProMedCo Stock. The ProMedCo Stock to be issued in connection with the transactions contemplated hereby will be duly authorized, validly issued, fully paid and non-assessable.

     4.5 Authority; Binding Effect. Each of ProMedCo and ProMedCo-Berkshire has corporate power to execute and deliver this Agreement and consummate the transactions contemplated hereby and

0469551.09
080020-024 4/24/98(1)
has taken (or by the Closing Date will have taken) all action required by law, its Articles of Incorporation, by-laws or otherwise to authorize such execution and delivery and the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement has been approved by the Board of Directors of ProMedCo and by the Board of Directors and sole shareholder of ProMedCo-Berkshire. The execution, delivery, and performance of this Agreement constitutes the valid and binding agreement of each of ProMedCo and ProMedCo-Berkshire enforceable in accordance with its terms (except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions) assuming that this Agreement has been duly authorized, delivered and executed by BP&S and constitutes the valid and binding obligation, enforceable against BP&S in accordance with its terms (except as enforceability against BP&S may be restricted, limited or delayed to the same extent as referred to in parenthetical phrase immediately above).

         4.6 No Finders or Brokers. Neither ProMedCo, ProMedCo-Berkshire nor any officer or director of either has engaged any finder or broker in connection with the transactions contemplated hereunder.

         4.7 Consents and Approvals of Governmental Authorities. No characteristic of ProMedCo or ProMedCo-Berkshire or of the nature of their business or operations requires any consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         4.8 ProMedCo Capitalization. ProMedCo has an authorized capitalization of 20,000,000 shares of Preferred Stock and 50,000,000 shares of Common Stock, par value $.01 per share, of which no shares of Preferred Stock and 13,502,226 shares of Common Stock were issued and outstanding at April 6, 1998 and no shares are held in treasury. All of the issued and outstanding shares of ProMedCo Common Stock have been duly and validly issued and are fully paid and nonassessable. Except as disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which has been delivered to BP&S and as otherwise disclosed in Exhibit 4.8, as of January 1, 1998 there are no options, warrants or similar rights granted by ProMedCo or any other agreements to which ProMedCo is a party providing for the issuance or sale by it of any additional securities. ProMedCo will at all times reserve and keep available, solely for issuance and delivery upon the date ProMedCo Stock is required to be delivered pursuant to ss. 2.1.7 of this Agreement and upon the conversion of the ProMedCo 4 3/4% Convertible Subordinated Notes, the number of shares of ProMedCo Common Stock required to be issued at such time; and all such ProMedCo Stock so issued shall be validly issued, fully paid and nonassessable with no liability on the part of the holders thereof.

         4.9 Consents and Approvals of Third Parties. The execution, delivery and performance of this Agreement by ProMedCo and ProMedCo-Berkshire will not violate or conflict with the provisions of, or result in the acceleration of any obligation of either under any mortgage, lien, agreement, instrument, order, judgment, decrees or arbitration award to which ProMedCo or ProMedCo-Berkshire is a party or by which either is bound, or violate any restrictions of any kind to which ProMedCo is subject.


0469551.09
080020-024 4/24/98(1)

         4.10 Legal Proceedings. There is no pending or, to ProMedCo's knowledge, threatened litigation, governmental investigation, or other proceeding against or relating to or affecting ProMedCo or ProMedCo-Berkshire or the transactions contemplated by this Agreement for which ProMedCo or ProMedCo-Berkshire is uninsured or which, if resolved adversely to ProMedCo or ProMedCo-Berkshire, would have a material adverse effect on ProMedCo or ProMedCo-Berkshire or on the transactions contemplated by this Agreement, and to ProMedCo's and ProMedCo-Berkshire's knowledge, no basis for any such action exists.

         4.11 Compliance with Laws. The operation of the business of ProMedCo as currently conducted by ProMedCo is not in material violation of any applicable federal, state and local laws, regulations and administrative orders which are material to the business of ProMedCo, and ProMedCo has received no written notice of any alleged violation thereof. The consummation of the transactions contemplated by this Agreement will not violate any law or restriction to which ProMedCo or ProMedCo-Berkshire is subject.

         4.12 Permits and Licenses. Each of ProMedCo and ProMedCo-Berkshire holds all licenses, certificates and other regulatory approvals required or necessary in connection with its business as presently conducted, all of which are in full force and effect, and none of which are subject to any action by any governmental authority which in any way challenges the validity of, or seeks to revoke or restrict any such license, certificate or regulatory approval.

         4.13 Contracts. Neither ProMedCo or any Affiliate of ProMedCo (i) is currently in default under any debt agreements or any financial covenants therein, (ii) has defaulted or is currently in default under any Service Agreement or other management services agreement with any physician practice group or IPA, or (iii) has received any notice from any practice group or IPA under management by ProMedCo or any Affiliate of ProMedCo to the effect that (A) such practice group or IPA intends to terminate its service agreement with ProMedCo or any Affiliate or ProMedCo or desires to re-negotiate the terms thereof, or (B) alleging any material non-compliance by ProMedCo or any Affiliate of ProMedCo with the terms of such service agreement.

         4.14 Disclosure. Neither ProMedCo or ProMedCo-Berkshire has made an untrue statement of material fact in any representation or warranty by either of them in this Agreement or in any document or certificate furnished by either of them to BP&S pursuant hereto nor has ProMedCo or ProMedCo-Berkshire omitted to state a material fact necessary in order to make statements contained herein and therein not misleading in light of the circumstances then prevailing.

         4.15  Experience  and  Investigation.   ProMedCo  is  an  informed  and
sophisticated purchaser, experienced in the evaluation and acquisition of physician practice assets and liabilities as contemplated hereunder. ProMedCo has undertaken such investigation and has been provided with and has evaluated such information as it deems necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Except for the representations and warranties expressly provided herein, BP&S has made no representation or warranty as to the prospects, financial or otherwise, of BP&S or its business.


0469551.09
080020-024 4/24/98(1)

ARTICLE  5 COVENANTS OF PROMEDCO AND PROMEDCO-BERKSHIRE

         ProMedCo and ProMedCo-Berkshire hereby covenant and agree as follows:

         5.1 Best Efforts to Secure Consents. ProMedCo and ProMedCo-Berkshire shall use their best efforts to secure before the Closing all necessary consents and approvals needed to satisfy all the conditions precedent to their obligations hereunder.

         5.2 Corporate Action. ProMedCo and ProMedCo-Berkshire will take all necessary corporate and other action and use its best efforts to obtain all consents, approvals and amendments of agreements required of it to carry out the transactions contemplated by this Agreement and to satisfy the conditions specified herein.

         5.3 Handling of Documents. With respect to information provided by BP&S pursuant to this Agreement prior to the Closing, ProMedCo and ProMedCo-Berkshire shall keep all such information confidential which is not in the public domain, except to the extent that such information (i) becomes generally available to the public other than as a result of a disclosure directly or indirectly by ProMedCo or ProMedCo-Berkshire, (ii) was known by ProMedCo or ProMedCo-Berkshire on a non-confidential basis prior to disclosure to ProMedCo or ProMedCo-Berkshire by BP&S pursuant to this Agreement or (iii) becomes available to ProMedCo or ProMedCo-Berkshire on a non-confidential basis from a source (other than BP&S) which is entitled to disclose the same, and to exercise the same care in handling such information as it would exercise with similar information of its own.

         5.4 Non-Disclosure. ProMedCo and ProMedCo-Berkshire will keep confidential and not disclose to any third party any information relating to the business of BP&S, whether acquired by ProMedCo or ProMedCo-Berkshire before or after the Closing Date, which BP&S has not made generally available to the public.

         5.5 Return of Records. If the transactions contemplated by this Agreement are not consummated and this Agreement terminates, ProMedCo agrees to promptly return all documents, records and other written information furnished to ProMedCo by BP&S or its Affiliates and to destroy any evaluation materials prepared by ProMedCo or its agents based on such documents, records and other information furnished by BP&S or its Affiliates.

         5.6 Unusual Events. On or before the Closing Date, ProMedCo shall supplement or amend all relevant representations by it and/or ProMedCo-Berkshire with respect to any matter arising or discovered after the date of this Agreement which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such representations; provided, however, that for the purposes of the rights and obligations of the parties hereunder, any such supplemental disclosure shall not be deemed to have been disclosed as of the date hereof or any other date, and shall not be deemed to amend or supplement any representations or to prevent or cure any misrepresentation, breach of warranty or breach of covenant, unless agreed to in writing by BP&S.


0469551.09
080020-024 4/24/98(1)

ARTICLE  6 COVENANTS OF BP&S

         BP&S hereby covenants and agrees as follows:

         6.1 Access and Information. Between the date of this Agreement and the Effective Date, BP&S will, to the extent permitted by law: (i) provide to
ProMedCo-Berkshire and its officers, attorneys, accountants and other representatives, during normal business hours, or otherwise if ProMedCo-Berkshire deems reasonably necessary, free and full access to all of the properties, assets, agreements, commitments, books, records, accounts, tax returns, and documents of BP&S and permit them to make copies thereof; (ii) furnish ProMedCo-Berkshire and its representatives with all information concerning the business, properties and affairs of BP&S as ProMedCo-Berkshire reasonably requests, with such information to be certified by the officers of BP&S, if requested; (iii) cause the independent public accountants of BP&S to make available to ProMedCo-Berkshire and its representatives all financial information relating to BP&S requested, including all working papers pertaining to audits and reviews made heretofore by such auditors; (iv) furnish ProMedCo-Berkshire true and complete copies of all financial and operating statements of BP&S; (v) permit access to customers (but not patients) and suppliers for consultation or verification of any information obtained by ProMedCo-Berkshire and use their best efforts to cause such customers (but not patients) and suppliers to cooperate with ProMedCo-Berkshire in such consultation and in verifying such information; and (vi) cause their employees and accountants to make disclosure of all material facts known to them affecting the financial condition and business operations of BP&S and to cooperate fully with any audit, review, investigation or examination made by ProMedCo-Berkshire and its representatives, including, without limitation, with respect to:

         (a)      The books and records of BP&S;

         (b)      The reports of state and federal regulatory examinations;

         (c) Leases, contracts and commitments between the BP&S and any other person;

         (d)      Physical examination of the Health Center Facility; and

         (e) Physical examination of the equipment and furnishings within the Health Center Facility.

         6.2 Effect of Access. To the extent that the due diligence and investigations conducted by ProMedCo prior to the Closing have resulted in actual knowledge of ProMedCo or its employees or agents of the inaccuracy or falsehood of any representation or warranty of BP&S herein or in any other document or certificate furnished by BP&S pursuant to this Agreement, ProMedCo shall not be entitled to rely upon such representation or warranty by BP&S.

         6.3 Conduct of Business. Between the date hereof and the Effective Date, except as otherwise expressly approved in writing by ProMedCo-Berkshire, BP&S shall conduct its business only in the ordinary course thereof consistent with past practice and in such a manner that the representations and warranties contained in Article 3 of this Agreement shall be true and correct at and as of the Closing Date (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by BP&S at the Closing shall have been satisfied. BP&S will, consistent with conducting

0469551.09
080020-024 4/24/98(1)
its business in accordance with reasonable business judgment use its reasonable best efforts to: (i) preserve the business of BP&S intact; (ii) preserve and maintain the business organization and the physician relationships of the Health Center; (iii) keep available to ProMedCo-Berkshire the services of the present employees of BP&S (except those dismissed for cause, those who voluntarily discontinue their employment and those whose termination is consented to by ProMedCo-Berkshire); and (iv) preserve for ProMedCo-Berkshire the goodwill of the physicians, suppliers, patients and others having business relations with the BP&S.

         6.4 Compliance with Agreement. BP&S shall not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and, consistent with the conduct of its business in accordance with reasonable business judgement, shall do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement. BP&S shall give ProMedCo-Berkshire prompt written notice if BP&S becomes aware of any material change in any information contained in the representa tions and warranties made in Article 3 hereof and on the Exhibits referred to therein (provided, however, that such notice shall not limit ProMedCo-Berkshire's rights under ss. 8.1 hereof) and of any condition or event which constitutes a default of any covenant or agreement made in Article 6 or in any other section hereof.

         6.5 Unusual Events. On or before the Closing Date, BP&S shall supplement or amend all relevant Exhibits in the Exhibit Volume with respect to any matter arising or discovered after the date of this Agreement which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Exhibits; provided, however, that for the purposes of the rights and obligations of the parties hereunder, any such supplemental disclosure shall not be deemed to have been disclosed as of the date BP&S delivers to ProMedCo-Berkshire the Exhibit Volume pursuant to ss. 9.1 of this Agreement or any other date, and shall not be deemed to amend or supplement any Exhibits or to prevent or cure any misrepresentation, breach of warranty or breach of covenant, unless agreed to in writing by ProMedCo-Berkshire.

         6.6 Confidential Information. BP&S shall keep confidential all information provided by ProMedCo and ProMedCo-Berkshire regarding the business plan, financial condition and operations of ProMedCo and ProMedCo-Berkshire, except to the extent that such information (i) becomes generally available to the public other than as a result of a disclosure directly or indirectly by BP&S; (ii) was known by BP&S on a non-confidential basis prior to disclosure to BP&S by ProMedCo or ProMedCo-Berkshire pursuant to this Agreement or (iii) becomes available to BP&S on a non-confidential basis from a source (other than ProMedCo or ProMedCo-Berkshire) which is entitled to disclose the same, and shall exercise the same care in handling such information as it would exercise with similar information of its own. BP&S may disclose information it deems advisable to its physician employees provided such physician employees are advised of the confidential nature of such information and agree to keep such information confidential as provided herein. ProMedCo and ProMedCo-Berkshire shall be third party beneficiaries of such agreements.

         6.7 Return of Records. If the transactions contemplated by this Agreement are not consummated and this Agreement terminates, BP&S agrees to promptly return all documents, records and other written information furnished to BP&S by ProMedCo or its Affiliates and to destroy any evaluation materials

0469551.09
080020-024 4/24/98(1)
prepared by BP&S or its agents based on such documents, records and other information furnished by ProMedCo or its Affiliates.

         6.8 Interim Financial Statements. Within 30 days after the end of each calendar month subse quent to the date of this Agreement and prior to the Closing Date, BP&S shall deliver to ProMedCo-Berkshire an unaudited balance sheet of BP&S as of the end of such calendar month together with the related statement of operations. All such financial statements shall fairly present the financial position, results of operations and cash flows for the financial periods indicated, in accordance with generally accepted accounting principles consistently applied except that footnote information may be omitted in such statements, and that such statements shall be subject to normal year-end audit adjustments, but only if such adjustments are of a normal, recurring type and are not material in the aggregate.

         6.9 Departmental Violations. All written notices of violations of law or municipal ordinances, orders or requirements received by BP&S from the departments of buildings, fire, labor, health, or any other state or municipal department having jurisdiction against or affecting the business, property or assets of BP&S shall be complied with prior to the Closing Date to the extent BP&S has the time and resources to do so or contested in good faith by BP&S. Upon written request, BP&S shall furnish ProMedCo-Berkshire with an authorization to make the necessary searches for such notes or notices.

         6.10 Insurance Ratings. BP&S shall take all action reasonably requested by ProMedCo-Berkshire to enable it to succeed to the Workers' Compensation and Unemployment Insurance ratings, insurance policies, deposits and other interests of BP&S and other ratings for insurance or other purposes established by BP&S. ProMedCo-Berkshire shall not be obligated to succeed to any such rating, insur ance policy, deposit or other interest, except as it may elect to do so.

         6.11 Maintain Insurance Coverage. From the date hereof until the Closing, BP&S shall maintain and cause to be maintained in full force and effect the existing insurance on the Assets and the operations of BP&S and shall provide, upon request by ProMedCo-Berkshire, evidence satisfactory to ProMedCo-Berkshire that such insurance continues to be in effect and that all premiums due have been paid.

         6.12 Exclusive Dealings. During the period from the date of this Agreement to the Closing Date, or until the earlier termination of this Agreement pursuant to Article 9, except as otherwise required by law, BP&S shall refrain from taking any actions, directly or indirectly, to encourage, initiate, or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than ProMedCo-Berkshire, concerning the purchase of BP&S or its assets, or any merger, joint venture or similar transaction involving BP&S and will not enter into any such transaction.

ARTICLE  7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BP&S

         All obligations of BP&S which are to be discharged under this Agreement at the Closing are subject to the performance, at or prior to the Closing, of all covenants and agreements contained herein which are to be performed by ProMedCo and ProMedCo-Berkshire at or prior to the Closing and to the

0469551.09
080020-024 4/24/98(1)
fulfillment at, or prior to, the Closing, of each of the following conditions (unless expressly waived in writing by BP&S at any time at or prior to the Closing):

         7.1 Representations and Warranties True. All of the representations and warranties made by ProMedCo and ProMedCo-Berkshire contained in Article 4 of this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the date of Closing, and shall be true at and as of the date of Closing in all material respects (without taking into account any disclo sures made by ProMedCo and ProMedCo-Berkshire to BP&S pursuant to ss. 5.6 hereof); ProMedCo and ProMedCo-Berkshire shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing; and BP&S shall have been furnished with a certificate of the President or any Vice President of ProMedCo and of ProMedCo-Berkshire, dated the Closing Date, in such officer's capacity, certifying to the truth of such representations and warranties as of the Closing and to the fulfillment of such covenants and conditions.

         7.2 Opinions of Counsel. BP&S shall have been furnished with an opinion dated the Closing Date of Boult, Cummings, Conners & Berry, PLC, counsel to ProMedCo and ProMedCo-Berkshire, in form and substance satisfactory to BP&S, to the effect set forth as Appendix 7.2 attached hereto and from Dyer, Ellis & Joseph, ProMedCo's special securities counsel, in form and substance satisfactory to BP&S, to the effect that issuance of the ProMedCo Stock and ProMedCo Notes pursuant to the terms of this Agreement is exempt from registration under the Securities Act of 1933, as amended.

         7.3 Authority. All action required to be taken by or on the part of ProMedCo and ProMedCo-Berkshire to authorize the execution, delivery and performance of this Agreement by ProMedCo and ProMedCo-Berkshire and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of ProMedCo and ProMedCo-Berkshire and by the sole shareholder of ProMedCo-Berkshire.

         7.4 No Obstructive Proceeding. No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against BP&S, or the officers or directors of BP&S, which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency with jurisdiction over the parties hereto.

         7.5 Delivery of Certain Certified Documents. At the Closing, ProMedCo-Berkshire shall deliver to BP&S copies of the Articles of Organization of ProMedCo-Berkshire and the Articles of Incorporation of ProMedCo certified (not more than 30 days prior to the Closing Date) by the appropriate governmental authorities, copies of resolutions of the Board of Directors of and ProMedCo-Berkshire, and sole shareholder of ProMedCo-Berkshire certified by the secretary or assistant secretary of such corporation authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and copies of resolutions of the Board of Directors of ProMedCo,

0469551.09
080020-024 4/24/98(1)
certified by the secretary or assistant secretary of ProMedCo approving the issuance of the ProMedCo Stock and ProMedCo Notes.

         7.6 Approval by Stockholders of BP&S. The holders of at least two-thirds of the outstanding shares of BP&S shall have approved the amendment of the Articles of Organization of BP&S necessary to convert the professional corporation to a business corporation under Massachusetts law, and the merger of BP&S and ProMedCo-Berkshire as contemplated hereunder in accordance with the Massachusetts Business Corporation Law.

         7.7 Proceedings and Documents Satisfactory. All proceedings in connection with the transac tions contemplated hereby and all certificates and documents delivered to BP&S pursuant to this Agree ment shall be satisfactory in form and substance to BP&S and its counsel acting reasonably and in good faith.

         7.8 Hart-Scott-Rodino Filings. ProMedCo and BP&S shall have made all required antitrust filings under, and there shall be no impediments to Closing hereunder relative to ss. 7A of the Clayton Act, 15 U.S.C.A. ss. 18a (the "HSR Act").

         7.9 No Agency Proceedings. There shall not be pending or, to the knowledge of BP&S, ProMedCo or ProMedCo-Berkshire, threatened, any claim, suit, action or other proceeding brought by a governmental agency before any court or governmental agency, seeking to prohibit or restrain the transactions contemplated by this Agreement or material damages in connection therewith.

         7.10 Closing Transactions. All the transactions described in ss. 2.9 shall have been consummated simultaneously with the Closing.

         7.11 Hedge. From and after the Closing, ProMedCo shall continue to use its best efforts to to arrange for the issuance, at no cost to BP&S or the Former BP&S Shareholders, of a commercially available "hedge" of between 90% and 123.5% of the Unit Share Price from reputable financing institutions covering at least 400,000 shares of ProMedCo Stock (the "Hedged Stock"). In connection therewith, the parties contemplate that the Hedged Stock may be issued to a trustee for the benefit of the Former BP&S Shareholders pending occurrence of the date upon which ProMedCo is obligated to otherwise issue the Hedged Stock to the Former BP&S Shareholders. Until delivery of the "hedge" described above, ProMedCo shall provide the following "collar" protection to the Former BP&S
Shareholders:

(a) Downside Protection. In the event that on the Valuation Date, the Value of Hedge Stock is less than $________1 ("Floor Value"), ProMedCo shall pay to the Former BP&S Shareholders the difference between such Value of Hedge Stock and the Floor Value, said payment to be in the form of (i) cash, or
     (ii) additional shares of ProMedCo $0.01 par Common Stock such that the Value, multiplied by the sum of the Hedge Stock and the additional shares equals the Floor Value. ProMedCo shall have the right to determine 1 90% of the Unit Share Price multiplied by 400,000

0469551.09
080020-024 4/24/98(1)
whether to pay said difference in cash or in additional stock, it being understood that if ProMedCo is unable to pay such amount in cash, it shall be obligated to issue the additional stock set forth herein.

(b) In the event that on the Valuation Date the Value of the Hedge Stock is more than $________2 (the "Ceiling Value"), ProMedCo shall reduce the number of shares of Hedge Stock such that the number of shares actually issued, when multiplied by Value, is the Ceiling Value.

(c)  If the hedge obtained by ProMedCo pursuant to the initial paragraph of this
     Section 7.11 is more favorable to the Former BP&S Shareholders than the "collar" arrangements set forth in paragraphs (a) and (b) above, and if on the Valuation Date the Former BP&S Shareholders are in fact entitled to receive a benefit in the form of additional shares or cash beyond what is is provided in paragraphs (a) and (b), ProMedCo shall be entitled to such additional benefit. Conversely, if the hedge obtained by ProMedCo is is less favorable to the Former BP&S Shareholders than the "collar" protection of paragraphs (a) and (b), and if on the Valuation Date the Former BP&S Shareholders do in fact receive fewer shares or less cash than they would have beenn entitled under the "collar" arrangements of paragraphs (a) and
     (b), ProMedCo shall pay the Former BP&S Shareholders the difference, either in cash or additional shares of $0.01 par value ProMedCo Common Stock.

         For purposes of this Section 7.11, the following definitions shall apply:

         "Hedge Stock" means 400,000 shares of ProMedCo $0.01 par value Common Stock as constituted on the date hereof. At any date later than the date hereof, "Hedge Stock" shall mean such 400,000 shares adjusted for stock splits, reverse stock splits, and the like;

         "Value" means the average closing price of one share of ProMedCo $0.01 par value Common Stock on NASDAQ (or the American or New York Stock Exchange, if applicable) for the five trading days prior to the Valuation Date;

         "Valuation Date" means the earlier of the date the Hedge Stock is issued pursuant to this Merger Agreement or May 17, 1999;

         "Value of Hedge Stock" means the amount obtained by multiplying Value by Hedge Stock

         7.12 No Adverse Change. There shall have been no material adverse change in ProMedCo or its financial condition prior to the Closing.

0469551.09
080020-024 4/24/98(1)

ARTICLE  8 [RESERVED]

ARTICLE  9  TERMINATION

         9.1 Optional Termination. This Agreement may be terminated and the transactions contemplat ed hereby abandoned at any time prior to the Effective Date, notwithstanding stockholder approval as follows:

         (a) By the mutual consent of ProMedCo, ProMedCo-Berkshire and BP&S; or

         (b) By BP&S, if any of the conditions set forth in Article 7 shall not have met by April 30, 1998; provided that BP&S shall not be entitled to terminate this Agreement pursuant to this ss. 9.1(b) if BP&S's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

         (c)      By  ProMedCo-Berkshire,  if any of the conditions  provided in
                  Article 8 hereof have not been met by April 30, 1998; provided that ProMedCo-Berkshire shall not be entitled to terminate this Agreement pursuant to this ss. 9.1(c) if ProMedCo-Berkshire's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

0469551.09
080020-024 4/24/98(1)

         9.2 Notice of Abandonment. In the event of such termination by either ProMedCo and ProMedCo-Berkshire or BP&S pursuant to ss. 9.1 above, written notice shall forthwith be given to the other party hereto.

         9.3 Mandatory Termination. If the Closing has not occurred by July 31, 1998, this Agreement shall automatically terminate and no longer be of any force or effect.

         9.4 Termination. In the event this Agreement is terminated as provided above, the parties shall comply with ss.ss. 5.5 and 6.7; and none of the parties nor any of their respective partners, shareholders, directors, or officers shall have any liability to the other party for costs, expenses, loss of anticipated profits, consequential damages, or otherwise, except for any deliberate breach of any of the provisions of this Agreement.

         9.5  Shareholder Representative.

(a) Appointment. By their execution of the Joinder at the foot of this Agreement, the Shareholders of BP&S irrevocably constitute and appoint Eugene L. Curletti, M.D., Joel D. Curran, M.D., Larry J. Pellish, M.D., Michael J. Shreefter, M.D., Paul R. Silverstein, M.D., Philip S. Volastro, M.D., Arthur H. Wasser, M.D. and Peter L. Zwerner, M.D. collectively as the agent and attorney-in-fact of the Shareholders (collectively, the "Shareholders' Representative") to act for and on behalf of each of the Shareholders with respect to all matters arising in connection with this Agreement, including but not limited to, the power and authority, in the Shareholders' Representative's sole discretion, to:

                        (i) take any action contemplated to be taken by, and receive any notices contemplated to be given to, the Shareholders' Representative under this Agreement;

                       (ii) negotiate, determine, defend and settle any dispute which may arise under this Agreement between the Shareholders' Representative and the other parties hereto and to accept service of process in connection therewith; and

                      (iii) make, execute, acknowledge and deliver any release, assurance, receipt, request, instruction, notice, agreement, certificate or other instrument, and to generally do any and all things and to take any and all actions which my be requisite, proper or advisable in connection with this Agreement.

                  All decisions by the Shareholders' Representative shall be made by a majority vote of the individuals constituting the Shareholders' Representative, one of whom shall be designated by the others to sign documents on behalf of the Shareholders' Representative.


0469551.09
080020-024 4/24/98(1)

(b) Indemnification of Shareholders' Representative. Each Shareholder shall indemnify and hold the Shareholders' Representative harmless with respect to anything done by the Shareholders' Representative in good faith in connection with their responsibilities hereunder and to reimburse the Shareholders' Representative, in proportion to their respective interests in the Consideration for any costs or expenses, including attorneys' fees, incurred by the Shareholders' Representative in the satisfaction of their responsibili ties hereunder.

(c) Selection of Successor. If the individuals constituting the Shareholder Representative or any successor Shareholder Representative shall die, become disabled, or otherwise be unable to continue to act as a member of the Shareholder Representative such that fewer than 3 such individuals remain, the Shareholders who formerly received a majority of BP&S Consideration, within fifteen (15) days of such occurrence, shall appoint a successor Shareholder Representative and shall promptly notify the other parties hereto in writing of the identify of such successor.

ARTICLE 10 SURVIVAL AND INDEMNIFICATION

         10.1 Nature and Survival of Representations. All statements contained in any certificate deliv ered by or on behalf of any of the parties to this Agreement pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made by the respective parties hereunder. No representations or warranties made by the parties shall survive the Closing by more than 12 months, except for the following representations and warranties of BP&S set forth in ss.ss. 3.9, 3.17, 3.19, 3.21, and 3.22, and 3.24 and all covenants and agreements of the parties intended to be performed after the Closing shall survive the Closing for the applicable period of limitations for the commencement of actions.

         10.2 Limited Grant of Indemnity by Former BP&S Shareholders. By their execution of the Joinder at the foot of this Agreement, each of the Former BP&S Shareholders agrees to indemnify, defend and hold ProMedCo and ProMedCo-Berkshire and their Affiliates, and subsidiaries, and its and their respective employees, representatives, officers and agents on a pro rata basis based on each Former BP&S Shareholder's proportionate interest in the
Consideration, harmless from and against any claims, losses, settlement payments, liability, obligations, lawsuits, deficiencies, encumbrances, damages or expense of whatever nature, whether known or unknown, accrued, absolute, contingent or otherwise including (without limitation) interest, penalties, reasonable attorneys' fees, third party costs of investigation and all reasonable amounts paid in defense or settlement of the foregoing, suffered or incurred by ProMedCo or ProMedCo-Berkshire a result of the occurrence of any of the following: (i) any inaccuracy in any representation or warranty made by BP&S in this Agreement or in any agreement referred to herein or furnished by BP&S pursuant hereto or thereto; and (ii) any failure by BP&S to perform or comply in any material respect with any covenant or agreement contained in this Agreement or in any agreement referred to herein or furnished by BP&S pursuant hereto or thereto. As used herein, "Loss" or "Losses" shall mean any damage, liability, loss or deficiency (including reasonable attorneys' fees and other costs and expenses incident to, and amounts paid by ProMedCo or ProMedCo-Berkshire in settlement of, any claim, suit, action or proceeding) sustained, incurred or paid or required to be paid by ProMedCo or the Surviving Corporation (any loss to Surviving Corporation being conclusively

0469551.09
080020-024 4/24/98(1)
deemed to be a Loss to ProMedCo). Notwithstanding any representation or warranty made by BP&S in this Agreement or in any agreement referred to herein or furnished by BP&S pursuant hereto or thereto, if the landlord under that certain Sublease dated February 8, 1990, by and between Berkshire Consolidated Realty, Inc. and Berkshire Physicians & Surgeons, P.C. relating to the office space in the Medical Arts Complex at 777 North Street, Pittsfield, Massachusetts, challenges the right of the Surviving Corporation to continue its tenancy of the leased premises thereunder as a result of the consummation. of the Merger, any Losses incurred by any party to this Agreement related thereto shall be treated as Health Center Expenses under the Service Agreement.

         10.3 Limited Grant of Indemnity to Former BP&S Shareholders. ProMedCo and ProMedCo-Berkshire jointly and severally agree to indemnify, defend and hold the Former BP&S Shareholders and their Affiliates and their respective representatives and agents, harmless from and against any claims, losses, settlement payments, liability, obligations, lawsuits, deficiencies, encumbrances, damages or expense of whatever nature, whether known or unknown, accrued, absolute, contingent or otherwise including (without limitation) interest, penalties, reasonable attorneys' fees, third party costs of investigation and all reasonable amounts paid in defense or settlement of the foregoing, suffered or incurred by the Former BP&S Shareholders as a result of the occurrence of any of the following: (i) any inaccuracy in any representation or warranty made by ProMedCo or ProMedCo-Berkshire in this Agreement or in any agreement referred to herein or furnished by ProMedCo or ProMedCo-Berkshire pursuant hereto or thereto; and (ii) any failure by ProMedCo or ProMedCo-Berkshire to perform or comply in any material respect with any covenant or agreement contained in this Agreement or in any agreement referred to herein or furnished by ProMedCo or ProMedCo-Berkshire pursuant hereto or thereto. As used herein, "Loss" or "Losses" shall mean any damage, liability, loss or deficiency (including reasonable attorneys' fees and other costs and expenses incident to, and amounts paid by the Former BP&S Shareholders in settlement of, any claim, suit, action or proceeding) sustained, incurred or paid or required to be paid by them.

         10.4  Representation, Cooperation and Settlement.

(a) Each party agrees to give prompt notice to the other(s) of any claim against the other(s) which might give rise to a claim based on the indemnity contained in this Article 10, stating the nature and basis of the claim and the amount thereof.

(b) In the event any claim, action, suit or proceeding is brought against a party (the "Indemnified Party") with respect to which the other party (the "Indemnifying Party") may have liability under the indemnity contained in this Article 10, the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim, provided that the Indemnified Party shall not be required to permit the Indemnifying Party to assume the defense of any third party claim which if not first paid, discharged, or otherwise complied with would result in an interrup tion or cessation of the conduct of the Indemnified Party's business or any material part thereof. Failure by the Indemnifying Party to notify the Indemnified Party of its election to defend any such claim or action by a third party within thirty (30) days after notice thereof shall have been given by the Indemnified Party, shall be deemed a waiver of any such election. If the Indemnifying Party assumes the defense of such claim or litigation

0469551.09
080020-024 4/24/98(1)
                  resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim shall include taking all steps reasonably necessary in the defense or settlement of such claim or litigation resulting in the defense or settlement of such claim or litigation resulting therefrom, including the retention of counsel satisfactory to the Indemnified Party, and holding the Indemnified Party harmless from and against any and all damage resulting from, arising out of, or incurred with respect to any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation resulting therefrom. The Indemnifying Party shall not, in the defense of such claim or litigation, consent to the entry of any judgment (other than a judgment of dismissal on the merits with costs) except with the written consent of the Indemnified Party nor enter into any settlement (except with the written consent of the Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect to such claim or litigation.

(c) If the Indemnifying Party shall not assume the defense of any such claim by a third party or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate. The Indemnifying Party shall, in accordance with the provisions hereof, promptly reimburse the Indemnified Party for the amount of any settlement reasonably entered into by the Indemnified Party and for all damage incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation.

         10.5  Threshold and Limitations.

(a) No indemnified party shall be entitled to receive any indemnification payment with respect to any Losses sustained, incurred or paid or required to be paid by such party until the aggregate Losses for which such indemnified party would be otherwise entitled to receive indemnification exceed $500,000 (the "Deductible"); provided, however, that such Deductible shall not apply to any indemnification claim that any party to this Agreement has breached any covenant (as opposed to any representation or warranty) in this Agreement. For purposes of applying the Deductible hereunder, the Former BP&S Shareholders shall be treated as a single party.

(b) Notwithstanding any provision of this Agreement to the contrary, no Former BP&S Shareholder shall be liable to ProMedCo or ProMedCo-Berkshire hereunder for more than the product of (x) the number of shares of BP&S Common Stock held by such Former BP&S Shareholder immediately prior to the Closing, multiplied by (y ) $30,000; provided, however, such limitation of liability shall not apply to fraud by the Former BP&S Shareholder in connection with the representations and warranties in which event the Former BP&S Shareholders shall bear liability up to the amount of the Consideration received by them.

(c) The parties agree that, prior to submitting any claims for indemnification hereunder, they shall use reasonable efforts to determine the amount, if any, by which their Losses would be offset by recovery of insurance proceeds, reduction of tax liabilities or the creation of

0469551.09
080020-024 4/24/98(1)
                  a tax benefit, and to provide the indemnifying party notice of and a description of such determination. Any liability for indemnification under this Agreement shall be reduced to the extent any Losses are reduced by such a recovery or reduction, and the indemnified party shall pursue, in good faith, recovery and reduction hereunder, including without limitation, the submission of all such claims to applicable insurers.

         10.6 Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the Indemnified Party from asserting any other rights or seeking any other remedies against the Indemnifying Party to which the Indemnified Party is are entitled by law.

ARTICLE 11 MISCELLANEOUS

         11.1 Expenses. All expenses of the preparation of this Agreement and of the transactions contemplated hereby, including, without limitation, counsel fees, accounting fees, investment adviser's fees and disbursements, shall be borne by the respective parties incurring such expense, whether or not such transactions are consummated. BP&S, ProMedCo and ProMedCo-Berkshire acknowledge and agree that (i) certain expenses of BP&S related to the consummation of the transactions contemplated hereby will not be paid by BP&S prior to the Effective Date and will continue to be liabilities of the Surviving Corporation after the Effective Date (the "BP&S Transaction Expenses"), (ii) any such unpaid BP&S Transaction Expenses shall be included in the liabilities of BP&S as of the Closing Date as shown on the Definitive Closing Statement, and (iii) ProMedCo shall cause the Surviving Corporation to pay such expenses when and as the same are due.

         11.2 Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or mailed by certified mail or registered mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid):


0469551.09
080020-024 4/24/98(1)

   Prior to the Closing
   To BP&S :           Berkshire Physicians & Surgeons, P.C.
                                137 North Street
                              Pittsfield, MA 01201
                              Attention: President

  After the Closing
  To the BP&S Shareholder
  Representative:         The Former BP&S Shareholders
                                137 North Street
                              Pittsfield, MA 01201
                         Attention: Peter Zwerner, M.D.

         with a copy to:       Martin R. Leinwand, Esq.
                              McDermott, Will & Emery
                                 75 State Street
                                   Suite 1700
                                Boston, MA 02109

  To ProMedCo and
  ProMedCo-Berkshire:      c/o ProMedCo Management Company
                                801 Cherry Street
                                   Suite 1450
                              Fort Worth, TX 76102
                       Attention: Chief Executive Officer

         with a copy to        John E. Gillmor
                               Boult, Cummings, Conners & Berry, PLC
                               414 Union Street, Suite 1600
                               Nashville, TN 38219

or to such other address as either BP&S or ProMedCo may designate by notice to the other.


0469551.09
080020-024 4/24/98(1)

         11.3 Certain Provisions of Employment Agreements. Among other things, the Employment Agreements referred to in ss. 2.9 shall contain provisions to the following effect:

(a) Forfeitures by Physician Shareholders. The employment agreements shall have a term of 5 years from the Effective Date. The employment agreements for Former BP&S Shareholder shall require such physician to pay to BP&S, as a Forfeiture Payment, the entire amount received by such physician pursuant to this (net of "vested" Merger Agreement proceeds under the terms of such physician's employment agreement) in the event such physician does not remain in the employ of BP&S for the five-year term of the employment agreement, except for termination of such employment resulting from a material breach of contract by BP&S, death, permanent disability, Retirement if two or fewer shall have Retired (as such term is defined in the Service Agreement) during the first year of the Closing and one additional retiree in each of the next four years on a cumulative basis, or, if approved by the Policy Council under the Service Agreement, Retirement (if more than such number of physicians shall have Retired) or Relocation (as such term is defined in the Service Agreement).

(b) Payments on Termination of any Physician Shareholder Employment Agreement. Any termination of the employment of any Former BP&S Shareholder for any reason, other than:

                        (i)         death,

                       (ii)         permanent disability,

                      (iii) Retirement, except during the first five years hereof, such Retirement must be approved by the Policy Council unless two or fewer physicians shall have Retired during the first year of the Closing, and one additional retiree in each of the next four years on a cumulative basis,

                       (iv)         Relocation,  except  during  the first  five
                                    years   hereof  such   Relocation   must  be
                                    approved by the Policy Council, or

                        (v) expiration of the agreement without renewal unless BP&S does not offer to renew the agreement,

                  will result in the physician's being required to pay BP&S (vi) a Recruitment Fee of $25,000 intended to reimburse BP&S for the cost of finding a replacement physician and (vii) a the portion of the applicable Residual Expense Assessment described below, intended to reimburse BP&S for the cost to BP&S of carrying the departing physician's practice during the period prior to recruitment of a replacement physician:

                                                                                    Balance of Residual
          Base Salary of                          Applicable                     Expense Assessment to be
           Eight Share                       Shareholder Residual                Paid from BP&S Portion of
       Physician Shareholder                  Expense Assessment                    Distribution Funds
           Up to $150,000                                  $75,000                               $0
        $150,000.01-$250,000                              $100,000                               $0
           Above $250,000                                 $125,000                               $0

                                                                                    Balance of Residual
          Base Salary of                          Applicable                     Expense Assessment to be
            Four Share                       Shareholder Residual                Paid from BP&S Portion of
       Physician Shareholder                  Expense Assessment                    Distribution Funds

           Up to $150,000                                  $37,500                          $37,500
        $150,000.01-$250,000                               $50,000                          $50,000
           Above $250,000                                  $62,500                          $62,500

                                                                                    Balance of Residual
          Base Salary of                          Applicable                     Expense Assessment to be
            Two Share                        Shareholder Residual                Paid from BP&S Portion of
       Physician Shareholder                  Expense Assessment                    Distribution Funds

           Up to $150,000                                  $25,000                          $50,000
        $150,000.01-$250,000                               $33,333                          $66,667
           Above $250,000                                  $41,667                          $83,333

                                                                                    Balance of Residual
          Base Salary of                          Applicable                     Expense Assessment to be
            One Share                        Shareholder Residual                Paid from BP&S Portion of
       Physician Shareholder                  Expense Assessment                    Distribution Funds

           Up to $150,000                                  $18,750                          $56,250
        $150,000.01-$250,000                               $25,000                          $75,000
           Above $250,000                                  $31,250                          $93,750

The balance of the Residual Expense Assessment to be paid from the BP&S portion of Distribution Funds shall be deducted from the BP&S Distribution ratably over three months and credited, together with the Recruitment Fee and the portion of the Residual Expense Assessment paid by the physician, to an account to be used by BP&S to replace the physician who leaves, to recruit additional physicians and for such other purposes as may be approved by the Policy Council.

         11.4 Entire Agreement. This Agreement and the Appendices, Exhibits, schedules and docu ments delivered pursuant hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except

0469551.09
080020-024 4/24/98(1)
as specifically set forth herein. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties to be bound thereby.

         11.5 Alternative Dispute Resolution. Any dispute, disagreement, claim or controversy arising out of or related to this Agreement (a "Disputed Matter") involving $1,000,000 or more may, at the mutual election of the parties hereto, be submitted to non-binding mediation before a mutually acceptable neutral advisor, and Disputed Matters involving less than $1,000,000 shall be submitted to non-binding mediation before a mutually acceptable neutral advisor. To the extent the neutral advisor is compensated, the parties shall each bear half the cost. Any Disputed Matter involving a claim of less than $1,000,000 that is not resolved through mediation will be settled by binding arbitration in accordance with the rules of commercial arbitration of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration shall occur within Berkshire County, Massachusetts, unless the parties mutually agree to have such proceedings in some other locale. The arbitrator(s) may in any such proceeding award attorneys' fees and costs to the prevailing party.

         11.6 Governing Law. THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURIS DICTION OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE COMMONWEALTH OF MASSACHU SETTS SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

         11.7 Time. Time is of the essence for purposes of each and every provision of this Agreement.

         11.8 Section Headings. The Section headings are for reference only and shall not limit or control the meaning of any provision of this Agreement.

         11.9 Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

         11.10 Exhibits. All Exhibits, Appendices, schedules and documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. All items disclosed hereunder shall be deemed disclosed only in connection with the specific representation to which they are explicitly referenced.

         11.11 Assignment. No party hereto shall assign this Agreement without first obtaining the written consent of the other party, except ProMedCo and ProMedCo-Berkshire shall have the right to assign this Agreement to an Affiliate or any institutional lender providing financing to ProMedCo and its subsidiaries.

0469551.09
080020-024 4/24/98(1)

         11.12 Binding on Successors and Assigns. Subject to ss. 11.11, this Agreement shall inure to the benefit of and bind the respective heirs, administrators, successors and assigns of the parties hereto, including, without limitation, the Former BP&S Shareholders. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement (including the Former BP&S Shareholders) or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such successors and assigns and not for the benefit of any other person.

         11.13 Parties in Interest. Nothing in this Agreement is intended to confer any right on any person other than the parties to it (including the Former BP&S Shareholders) and their respective successors and assigns, nor is anything in this Agreement intended to modify or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement.

         11.14 Amendments. This Agreement may be amended, but only in writing, signed by the parties hereto, at any time prior to the Closing, before or after approval hereof by the stockholders of BP&S, with respect to any of the terms contained herein, but after such stockholder approval, no amendment shall be made which reduces the consideration per share paid each such stockholder without the further approval of such stockholders.

         11.15 Drafting Party. The provisions of this Agreement, and the documents and instruments referred to herein, have been examined, negotiated, drafted and revised by counsel for each party hereto and no implication shall be drawn nor made against any party hereto by virtue of the drafting of this Agreement.

         11.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

         11.17 Reproduction of Documents. This Agreement and all documents relating thereto, including without limitation, consents, waivers and modifications which may hereafter be executed, the Exhibits and documents delivered at the Closing, and financial statements, certificates and other information previously or hereafter furnished to ProMedCo-Berkshire may be reproduced by ProMedCo-Berkshire by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and ProMedCo-Berkshire may destroy any original documents so reproduced. BP&S agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by ProMedCo-Berkshire in the regular course of business) and that any en largement, facsimile or further reproduction of such reproduction shall likewise be admissible in evi dence.

         11.18 Access to Records After Closing. BP&S will, and will cause its counsel and certified public accountants to, afford to the representatives of ProMedCo and ProMedCo-Berkshire, including their counsel and accountants, reasonable access to, and copies of, any records not transferred to

0469551.09
080020-024 4/24/98(1)

ProMedCo-Berkshire, including, but not limited to, audit and tax work papers. ProMedCo and ProMedCo-Berkshire will afford to the representatives of BP&S reasonable access to, and copies of, the records transferred to ProMedCo-Berkshire at the Closing during normal business hours after the Closing Date. Copies furnished to the party gaining such access shall be furnished at the cost of the recipient.

         11.19 Disclosure of Certain Information. BP&S grants ProMedCo authorization to disclose aggregate financial history and financial and other information about BP&S and about the Health Center Facility in order for ProMedCo to comply with disclosure requirements in connection with the sale and registration of its securities, and also to lenders, investment bankers and other officials as deemed necessary by ProMedCo.

         11.20 Press Releases. BP&S and ProMedCo shall coordinate any press releases or other public announcements relating to this Agreement or the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

         PROMEDCO MANAGEMENT COMPANY



         By
         Its
         Name

         PROMEDCO OF BERKSHIRE, INC.



         By
         Its
         Name

         BERKSHIRE PHYSICIANS & SURGEONS, P.C.



         By
         Its
         Name



0469551.09
080020-024 4/24/98(1)

                             JOINDER BY SHAREHOLDERS

         The undersigned Shareholders of Berkshire Physicians & Surgeons, P.C., a Massachusetts professional corporation, hereby join the above Agreement for Statutory Merger for the purpose of being bound by the provisions of Sections 2.10(a) and 9.5 and Article 10 thereof.


                                    .
Paula J. Aucoin, M.D.



Jerome M. Auerbach, M.D.



Richard M. Basile, M.D.



John A. Bellizzi, M.D.



Gordon T. Bird, M.D.



Noel A. Blagg, M.D.



Andrea M. Bodine, M.D.



John O. Buoni, M.D.



John F. Burnham, M.D.



Michael S. Cohn, M.D.



Joel L. Colker, M.D.



Frederick P. Conforti, M.D.



Eugene L. Curletti, M.D.



Joel D. Curran, M.D.



Anthony F. Faustine, M.D.



David R. Finck, M.D.



Robert B. Geehr, M.D.



Harry Hartford, M.D.



Herbert M. Kantor, M.D.



Dennis Kobylarz, M.D.

0469551.09
080020-024 4/24/98(1)

Alan G. Kulberg, M.D.



Joseph A. Levine, M.D.



Fredric E. Levison, M.D.



Stuart J. Masters, M.D.



Michael R. McInerney, M.D.



David M. Markowitz, M.D.



Pamela E. Miller, M.D.



Steven A. Myers, M.D.



David T. Noyes, M.D.



Daniel W. Patel, M.D.



Larry J. Pellish, M.D.



Richard D. Perera, M.D.



Asta S. Potter, M.D.



J. David Poutasse, M.D.



Jason A. Reder, M.D.



F. Peter Rentz, M.D.



Richard S. Rosenfeld, M.D.



Parvis Sadighi, M.D.



James W. Sherwood, M.D.



Bruce J. Shickmanter, M.D.



Michael J. Shreefter, M.D.



Paul R. Silverstein, M.D.


0469551.09
080020-024 4/24/98(1)

Desmond R. Tivy, M.D.



Christopher Trancynger, M.D.



George T. Veinoglou, M.D.



Philip S. Volastro, M.D.



Arthur H. Wasser, M.D.



Terry P. Weaver, M.D.



Robert P. Wespiser, M.D.



Peter L. Zwerner, M.D.





0469551.09
080020-024 4/24/98(1)

--------------------------------------------------------------------------------


                                SERVICE AGREEMENT

--------------------------------------------------------------------------------



                  COMMONWEALTH HEALTH MANAGEMENT SERVICES, INC.

                                       AND

                                    BP&S, P.C.


--------------------------------------------------------------------------------








--------------------------------------------------------------------------------


                             Effective April 1, 1998

--------------------------------------------------------------------------------


0469558.02
080020-024 4/24/98(1)

                                Table of Contents

1.  RESPONSIBILITIES OF THE PARTIES...........................................1
         1.1  General Responsibilities of the Parties.........................1
         1.2  BP&S's Matters..................................................1
         1.3  Patient Referrals...............................................1

2.  POLICY COUNCIL............................................................2
         2.1  Formation and Operation of the Policy Council...................2
         2.2  Duties and Responsibilities of the Policy Council...............2

3.  OBLIGATIONS OF COMMONWEALTH...............................................4
         3.2 Recruiting and Expansion of Health Center.......................10
         3.3  Provision of Capital...........................................11
         3.4  Events Excusing Performance....................................11
         3.5  Compliance With Applicable Laws................................11

4.  OBLIGATIONS OF BP&S......................................................11
         4.1  Professional Services..........................................11
         4.2  Employment Of Physician Employees..............................11
         4.3 BP&S Expenses...................................................12
         4.4  Medical Practice...............................................12
         4.5  Cooperation....................................................12
         4.6  Professional Insurance Eligibility.............................12
         4.7  Employment Of Non-Physician Employees..........................12
         4.8  Events Excusing Performance....................................13
         4.9  Compliance With Applicable Laws................................13
         4.10  BP&S Employee Benefit Plans...................................13
         4.11  Physician Powers of Attorney..................................15
         4.12  Spokesperson..................................................16

5.  RECORDS..................................................................16
         5.1  Patient Records................................................16
         5.2  Other Records..................................................16
         5.3  Access to Records..............................................16

6.  FACILITIES TO BE PROVIDED BY COMMONWEALTH................................16
         6.1  Facilities.....................................................16
         6.2  Use of Facilities..............................................16
         6.3  Right to Use Property..........................................16

7.  FINANCIAL ARRANGEMENTS...................................................17

7.1  Payments to BP&S and Commonwealth.......................................17

0469558.02
080020-024 4/24/98(1)

         7.2  Distribution..................................................17
         7.3  Health Center Expenses........................................17
         7.4 Finders Fee Payments to BP&S by Commonwealth...................17
         7.5  Assignment of Fees for Medical Services.......................18

8.  INSURANCE AND INDEMNITY.................................................20
         8.1  Insurance to be Maintained by Commonwealth....................20
         8.2  Tail Insurance Coverage.......................................20
         8.3  Additional Insured............................................20
         8.4  Indemnification...............................................20

9.  RESTRICTIVE COVENANT....................................................22
         9.1  Restrictive Covenants by BP&S.................................22

10.  CERTAIN PROVISIONS OF MEDICAL PROFESSIONAL EMPLOYMENT AGREEMENTS
          ..................................................................22
         10.1  Restrictive Covenants By Medical Professionals...............23
         10.2 Other Provisions to be included in all Employment
                  Agreements with Medical
                  Professionals.............................................23
         10.3 Special Provisions in Employment Agreements of Certain
                   Physician Shareholders...................................23
         10.4  Termination of Restrictive Covenants.........................25

11.  TERM...................................................................26
         11.1  Term and Renewal.............................................26
         11.2  Termination by BP&S..........................................26
         11.3  Termination by Commonwealth..................................27
         11.4  Effect of Termination........................................27
         11.5  Actions After Termination....................................27

12.  DEFINITIONS............................................................29
         GENERAL DEFINITIONS................................................29
         -------------------
         12.1 Affiliate ....................................................29
         12.2  BP&S Employees ..............................................29
         12.3  Effective Date ..............................................29
         12.4  Health Center ...............................................29
         12.5  Health Center Facility ......................................29
         12.6  Medical Professional ........................................29
         12.8  Mid-level Providers .........................................30
         12.9 Person .......................................................30
         12.10  Physician Employees ........................................30
         12.11  Physician Shareholders .....................................30

0469558.02
080020-024 4/24/98(1)

         12.12  Primary Service Area .......................................30
         12.13  ProMedCo ...................................................30
         12.14 Relocation...................................................30
         12.15 Retirement...................................................30
         12.16 Secondary Service Area  .....................................30
         12.17  Technical Employees ........................................30
         FINANCIAL DEFINITIONS..............................................30
         12.18  Commonwealth Distribution ..................................30
         12.19  BP&S Distribution...........................................31
         12.20  Distribution Funds .........................................32
         12.21  Health Center Expenses .....................................32
         12.22  Health Center Expenses shall not include....................33
         12.23  Net Health Center Revenues .................................34
         12.24  Opening Balance Sheet ......................................34
         12.25 ProMedCo Corporate Overhead..................................34
         MANAGED CARE DEFINITIONS...........................................34
         12.26 Capitated Revenues ..........................................34
         12.27 BP&S Capitation Allocation ..................................35
         12.28 Managed Care Surpluses ......................................35
         12.29 Net Capitated Revenues ......................................35
         12.30 Outside Medical Expenses ....................................35
         12.31 Risk Management Expenses ....................................35

13.  GENERAL PROVISIONS.....................................................35
         13.1  Independent Contractor.......................................35
         13.2  Proprietary Property.........................................36
         13.3  Cooperation..................................................36
         13.4  Licenses, Permits and Certificates...........................36
         13.5  Compliance with Rules, Regulations and Laws..................37
         13.6  Generally Accepted Accounting Principles (GAAP)..............37
         13.7  Notices......................................................37
         13.8  Severability.................................................37
         13.9  Arbitration..................................................37
         13.10  CONSTRUCTION OF AGREEMENT...................................37
         13.11 Legal Challenges.............................................38
         13.12  Enforcement.................................................38
         13.13  Assignment and Delegation...................................38
         13.14  Confidentiality.............................................39
         13.15  Waiver......................................................39
         13.16  Headings....................................................39
         13.17  No Third Party Beneficiaries................................39
         13.18  Time is of the Essence......................................39

0469558.02
080020-024 4/24/98(1)

         13.19  Modifications of Agreement for Prospective Legal Events......39
         13.20  Whole Agreement..............................................40

0469558.02
080020-024 4/24/98(1)

                                SERVICE AGREEMENT

         Service Agreement ("Agreement") effective April 1, 1998 but executed as of April __, 1998, between Commonwealth Health Services, Inc., a Massachusetts corporation ("Commonwealth") and BP&S, P.C., a Massachusetts professional corporation ("BP&S").

RECITALS:

         Subject to the terms and conditions hereof, BP&S desires to engage Commonwealth to provide to BP&S management services, facilities, personnel, benefits, equipment and supplies necessary to operate the Health Center (as defined herein) and Commonwealth desires to accept such engagement. In addition, Commonwealth has entered into a management agreement with Commonwealth Independent Physicians Association ("CIPA") which shall be deemed to be a part of BP&S for the purposes of this Agreement.

         The parties agree as follows:

1.  RESPONSIBILITIES OF THE PARTIES

         1.1 General Responsibilities of the Parties. Commonwealth shall provide BP&S with offices, facilities, equipment, supplies, non-provider support personnel, and management and financial services. Commonwealth shall neither exercise control over nor interfere with the physician-patient relationship, which shall be maintained strictly between the physicians of BP&S and their patients.

         1.2 BP&S's Matters. Except for the matters below which are shared with the Policy Council, BP&S shall maintain sole discretion and authority over (i) the financial matters relative to its corporate existence, (ii) the compensation levels for BP&S Employees, and (iii) all other matters pertaining to the operation of BP&S, including without limitation, the hiring and tenure of BP&S Employees the benefit plans and policies for BP&S Employees, the terms of employment of BP&S Employees, including work schedules and hours of Health Center operation, the types of medical services and procedures performed by BP&S Employees, the determination as to when and if a Physician Employee qualifies as a Physician Shareholder, the retirement age for BP&S Employees, and the drug formularies and protocols to be used by BP&S.

         1.3 Patient Referrals. The parties agree that the benefits to BP&S do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by Commonwealth to any of BP&S's patients in any facility or laboratory controlled, managed or operated by Commonwealth.


0469558.02
080020-024 4/24/98(1)

2.  POLICY COUNCIL

         2.1 Formation and Operation of the Policy Council. A Policy Council will be established which shall be responsible for the major policies which will serve as the basis for operations of the Health Center. The Policy Council shall meet monthly or as often as mutually agreed by the parties. Meetings shall be held in Berkshire county or at such other places as may be mutually agreeable to the parties. The Policy Council shall neither exercise control over nor interfere with the physician-patient relationship, which shall be maintained strictly between the physicians of BP&S and their patients. The Policy Council shall consist of six members. Commonwealth shall designate, at its sole discretion, three members of the Policy Council who may attend via telephone conference call. Members of the Policy Council designated by Commonwealth shall be entitled to attend and vote by proxy at any meetings of the Policy Council so long as at least one such representative is present in person and the most senior member of the group of designees of Commonwealth present at a meeting shall be deemed to hold the proxy of any designee of Commonwealth who is absent from the meeting. BP&S at its sole discretion shall designate three members of the Policy Council. Members of the Policy Council designated by BP&S shall be entitled to attend and vote by proxy at any meeting of the Policy Council so long as at least one such BP&S representative is present in person, and the most senior member of the group of BP&S designees present at a meeting (with seniority determined on the basis of a person's status as an officer of BP&S, or if no officer is present, the longest service on the Board of Directors of BP&S) shall be deemed to hold the proxy of any designee of BP&S who is absent from the meeting. Except as may otherwise be provided, the act of a majority of all six of the members of the Policy Council shall be the act of the Policy Council.

         2.2 Duties and Responsibilities of the Policy Council. During the term of this Agreement, the Policy Council shall have the following duties and responsibilities subject in all cases to any legal limitation on the delegation by BP&S to any other party of any authority regarding BP&S's practice of medicine:

(a) Annual Budgets. All annual capital and operating budgets prepared by Commonwealth, as set forth in Section 3 and employing Commonwealth's financial expertise, shall be subject to the review and approval of the Policy Council.

(b) Administrator. The selection of the Administrator pursuant to Section 3.1 shall be subject to approval of the Policy Council. If BP&S is dissatisfied with the services provided by the Administrator, BP&S shall refer the matter to the Policy Council. Commonwealth and Policy Council shall in good faith determine whether the performance of the Administrator could be brought to acceptable levels through counsel and assistance, or whether the Administrator should be terminated. Commonwealth shall have the ultimate authority to terminate the Administrator. In any event, Commonwealth shall have the right to terminate the Administrator. Prior

0469558.02
080020-024 4/24/98(1)
                  to any such termination a senior officer of ProMedCo shall notify the president of BP&S either face-to-face or via telephone.

(c) Advertising. All proposed advertising, marketing, and public relations initiatives shall be subject to the prior review and approval of the Policy Council, in compliance with applicable laws and regulations governing professional advertising and in accordance with the standards and medical ethics of the American Medical Association and the Massachusetts Medical Association.

(d) Ancillary Services. The Policy Council shall approve any changes in existing Health Center provided ancillary services and any new Health Center provided ancillary services, based upon the pricing, access to and quality of such services.

(e) Capital Improvements and Expansion. The Policy Council shall determine the priority for any renovation, expansion plans and major equipment expenditures with respect to the Health Center of in excess $10,000 based upon economic feasibility, physician support, productivity and market conditions. Any proposed capital expenditure in excess of $10,000 shall first be reviewed by ProMedCo in a timely manner pursuant to its internal capital expenditure approval process. If ProMedCo approves the proposed capital expenditure the Policy Council shall consider the proposed capital expenditure using the same criteria set forth above. If the Policy Council subsequently approves such capital expenditure, no further approval shall be necessary and ProMedCo and Commonwealth shall cause such capital expenditure to be fully funded.

(f) Exceptions to Inclusion in the Net Revenue Calculation. The exclusion of any revenue from Net Health Center Revenues (i.e., not already excluded from the definition of Net Health Center Revenue in Section 12.23), whether now or in the future, shall be subject to the approval of the Policy Council.

(g) Grievance Issues. Subject to the provisions of Section 1.2 of this Agreement, the Policy Council shall consider and make final decisions regarding grievances pertaining to matters not specifically addressed in this Agreement as referred to it by BP&S's Board or Commonwealth.

(h) Patient Fees. In consultation with BP&S and Commonwealth, the Policy Council shall review and adopt the fee schedule or capitation arrangement for all physician and ancillary services rendered by the Health Center.

(i)  Physician  and  Mid-level  Provider  Hiring.   The  Policy  Council,   with
     information  and  analysis  provided  by  Commonwealth  or  others,   shall
     determine the number and

0469558.02
080020-024 4/24/98(1)
                  type of physicians and Mid-level Providers required for the efficient operation of the Health Center and BP&S shall determine the individual physicians and Mid-level Providers to be hired to fill such positions. The approval of Commonwealth shall be required for any variations to the restrictive covenants in any physician or Mid-level Provider employment contract.

(j) Provider and Payor Relationships. The Policy Council shall make the decisions regarding the establishment and maintenance of relationships with institutional health care providers and payors excluding clinical program relationships. The Policy Council shall be responsible for approving the allocation of capitation risk pools between the professional and institutional components of these pools to the extent applicable under a payor agreement. Commonwealth and BP&S shall use actuarial data from a nationally recognized actuarial firm as agreed to by both parties for the purposes of allocating capitation funds for any professional, ancillary or other services provided directly by BP&S.

(k)  Strategic   Planning.   The  Policy   Council,   with  the   assistance  of
     Commonwealth, shall develop long-term strategic planning objectives.

(l) Approval of PMPM Charges. The Policy Council shall review and approve the pmpm rate charged to BP&S for capitation risk management services pursuant to Section 12.31.

(m) Approval of Substitute and Additional Health Center Facilities. The Policy Council shall review and approve any substitute or additional facility where BP&S Employees provide medical services, whether within or without the Primary Service Area.

3.  OBLIGATIONS OF COMMONWEALTH

         3.1 Management and Administration. During the term of this Agreement, BP&S hereby appoints Commonwealth as the sole and exclusive manager and administrator of all non-medical functions and services related to BP&S's services at the Health Center. Commonwealth shall timely provide or arrange for the services set forth in this Section 3, the cost of all of which shall be included in Health Center Expenses, unless explicitly excluded therefrom under
Section 12.22. Commonwealth is hereby expressly authorized to perform its services in whatever manner it deems reasonably appropriate, in accordance with policies and budgets approved by the Policy Council, and including without limitation, incurring obligations in the name of Commonwealth to be paid by Commonwealth as Health Center Expenses, unless explicitly excluded therefrom under Section 12.22, and the performance of some functions at locations other than the Health Center Facility so long as performing such functions elsewhere does not result in a material adverse effect on the

0469558.02
080020-024 4/24/98(1)
effective operation of the Health Center or the services or functions provided by BP&S (Commonwealth acknowledges that it is the objective of BP&S to maintain and foster additional employment opportunities in Berkshire County related to the operation and management of the Health Center and Health Center Facility to the extent feasible under the then prevailing circumstances, subject in all cases to the right of Commonwealth to determine the places where it performs its management obligations hereunder). BP&S will cooperate with Commonwealth to enable it to manage the Health Center Facility operations in an efficient manner. Commonwealth will not provide any medical services. Commonwealth will have no authority, directly or indirectly, to perform, and will not perform, any medical function. Commonwealth may, however, advise BP&S as to the relationship between its performance of medical functions and the overall administrative and business functioning of the Health Center. Without limiting the generality of the foregoing, Commonwealth shall provide the following administrative, management and marketing services as may be required in conjunction with BP&S's services at the Health Center:

                  3.1.1 Administrator. Commonwealth shall hire and supervise an Administrator, subject to approval of the Policy Council, to manage and administer all of the day-to-day business functions of Commonwealth. Commonwealth shall determine the salary and fringe benefits of the Administrator. At the direction, supervision and control of Commonwealth, the Administrator, subject to the terms of this Agreement, shall implement the policies established by the Policy Council.

                  3.1.2 Financial Planning and Preparation of Annual Budgets. Annually, no later than 30 days after commencement of each fiscal year, Commonwealth shall prepare and deliver to BP&S capital and operating budgets reflecting in reasonable detail anticipated revenues and expenses, sources and uses of capital to maintain and enhance BP&S's medical practice and Health Center services. Until such time as proposed annual budgets (or proposed revisions to existing budgets) are approved by the Policy Council, the most recent annual budget approved by the Policy Council shall be treated as the applicable annual budget (with such adjustments to rents, interest, taxes and other nondiscretionary income and expense items included therein as changed automatically or accrue over time).

                  3.1.3 Financial Statements. Commonwealth shall prepare monthly and fiscal year unaudited financial statements containing a balance sheet and a statement of income for Health Center operations, which shall be delivered to BP&S within thirty (30) days after the close of each calendar month. The fiscal year statement may be examined by a certified public accountant as selected by Commonwealth in connection with the audit of the financial statements of ProMedCo, the cost of which shall be a Health Center Expense. BP&S shall at all times have reasonable access to review the books and records of Commonwealth related to the Health Center operations and to audit such books and records. If BP&S desires an audit in addition to the audit provided by Commonwealth, such an audit would be at BP&S's expense.

0469558.02
080020-024 4/24/98(1)

                  3.1.4 Non-Physician  Personnel.  Commonwealth will provide all
         non-physician   personnel   reasonably   necessary  for  the  effective
         operation of the Health Center with the exception of Mid-level Providers and Technical Employees. Commonwealth shall determine and cause to be paid the salaries, fringe benefits and any sums withheld for income taxes, unemployment insurance, social security taxes required to be withheld or any other withholding amounts required by applicable law or governmental authority, of all such personnel. Such personnel shall be under the direction, supervision and control of Commonwealth, with those personnel performing patient care services subject to the professional supervision of BP&S. If BP&S is dissatisfied with the services of any person, BP&S shall consult with Commonwealth. Commonwealth shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance, or whether such employee should be terminated. All of Commonwealth's obligations regarding staff, and in particular, all personnel involved in direct patient care services, shall be governed by the overriding principle and goal of providing high quality medical care.

                  3.1.5 Quality Assurance. Commonwealth will assist BP&S in fulfilling its obligation to its patients to maintain high quality medical and professional services, including patient satisfaction programs, employee education, outcomes management and analysis, product line analysis, efficiency reviews, preparation and analysis of production and financial reports, clinical protocol development and implementation of a risk management and medical management program.

                  3.1.6 Maintenance of Facilities and Equipment. Commonwealth will ensure the proper cleanliness of the premises and the maintenance and cleanliness of the equipment, furniture and furnishings located on the premises.

                  3.1.7 Inventory Control and Purchasing Supplies. Commonwealth shall order and purchase inventory and supplies, and such other ordinary, necessary or appropriate materials which are reasonably sufficient to meet the day-to-day requirements of the Health Center and to deliver quality Health Center services in a cost effective manner.

                  3.1.8 Managed Care Contracting. Commonwealth will be responsible for marketing, negotiation, and administering all managed care contracts, subject to the provisions of Section 2.2(j); provided, however, no contract or arrangement regarding the provision of clinical services shall be entered into without BP&S's prior consent. In negotiating managed care contracts on behalf of BP&S, ProMedCo will not act in violation of federal or state antitrust or unfair competition laws or other applicable legal requirements. The parties agree that in the event the Policy Council determines to pursue the formation of an IPA, other physician organization or hospital network, or enter into risk assumption contractual arrangements, the parties will structure the IPA, hospital network or such

0469558.02
080020-024 4/24/98(1)
         arrangements in the manner in which the Policy Council determines unless otherwise specifically addressed in this Agreement. Neither party will participate in, own, or modify any existing relationship with, any IPA or similar organization without Policy Council approval. Commonwealth acknowledges and approves of participation by BP&S in CIPA and Greater Springfield IPA on the terms in effect on the Effective Date.

                  3.1.9 Billing and Collections. To the extent permitted under applicable law, and subject to the terms of any applicable payor contracts, Commonwealth shall bill patients and collect all fees for services performed inside or outside the Health Center Facility or arrange for such billing and collection. To the extent permitted under applicable law, and subject to the terms of any applicable payor contracts, BP&S hereby appoints Commonwealth for the term hereof, to be its true and lawful attorney-in-fact for the following purposes (i) to bill patients in BP&S's name and on its behalf, (ii) to collect accounts receivable resulting from such billing in BP&S's name and on its behalf, (iii) to receive payments of accounts receivable including, but not limited to, payments from patients, Blue Cross and Blue Shield, health plans and all other third party payors; (iv) to receive the cash proceeds of any accounts receivable; (v) to take possession of and endorse in the name of BP&S (and/or in the name of an individual physician, such payment intended for purpose of payment of a physician's bill) any notes, checks, money orders, insurance payments and other instruments received in payment of accounts receivable; and
         (vi) in accordance with policies adopted by the Policy Council, to initiate legal proceedings in the name of BP&S to collect any accounts and monies owed to the Health Center, to enforce the rights of BP&S as creditors under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors. All adjustments made for uncollectible accounts, professional courtesies and other activities that do not generate a collectible fee shall be done in a reasonable and consistent manner acceptable to Commonwealth's independent certified public accountants.

                  3.1.10 Deposit of Net Health Center Revenues.  During the term of this Agreement, Net Health Center Revenues collected resulting from the operations of the Health Center shall be deposited directly into a bank account of which BP&S shall be the owner ("Account"). Commonwealth and BP&S shall maintain their accounting records in such a way as to clearly segregate Net Health Center Revenues from other funds of Commonwealth or BP&S. BP&S hereby appoints Commonwealth as its true and lawful attorney-in-fact to deposit in the Account all revenues collected. BP&S covenants, and shall cause all BP&S Employees to covenant, to forward any payments received with respect to Net Health Center Revenues for services provided by BP&S and BP&S Employees to Commonwealth for deposit. BP&S shall execute a revocable standing transfer order ("Transfer Order") under which the bank maintaining the Account shall periodically transfer the entire balance of the Account to a separate bank account owned solely by Commonwealth ("Commonwealth Account"). BP&S and Commonwealth hereby agree to

0469558.02
080020-024 4/24/98(1)
         execute from time to time such documents and instructions as shall be required by the bank maintaining the Account and mutually agreed upon to effectuate the foregoing provisions and to extend or amend such documents and instructions. Any action by BP&S that interferes with the operation of this Section, including, but not limited to, any failure to deposit or have Commonwealth deposit any Net Health Center Revenues into the Account, any withdrawal of any funds from the Account not authorized by the express terms of this Agreement, or any revocation of or attempt to revoke the Transfer Order (otherwise than upon expiration or termination of this Agreement), will constitute a breach of this Agreement and will entitle Commonwealth, in addition to any other remedies that it may have at law or in equity, to seek a court ordered assignment of the following rights:

                  (a) To collect accounts receivable resulting from the provision of services to patients of BP&S and the BP&S Employees;

                  (b) To receive payments from patients, third party payor plans, insurance companies, Medicare, Medicaid and all other payors with respect to services rendered by BP&S and its BP&S Employees;

                  (c) To take possession of and endorse any notes, checks, money orders, insurance payments and any other instruments received as payment of such accounts receivable; and

                  (d)      To collect all Net Health Center Revenues.

                  3.1.11 Management Information Systems/Computer Systems. Commonwealth shall supervise and provide information systems that are necessary and appropriate for the effective operation of the Health Center.

                  3.1.12 Legal and Accounting and other Services. Commonwealth shall arrange for or render to BP&S such business, legal and financial management consultation and advice as may be reasonably required or requested by BP&S and directly related to the operations of the Health Center; such services must be approved in advance by the Administrator. Attorneys' fees and other costs of enforcing any Physician Shareholder contract containing restrictive covenants shall not be Health Center Expenses; attorneys' fees and other costs and expenses of litigation, arbitration or other proceeding for malpractice suits against the Health Center and the BP&S Employees shall be Health Center Expenses, including costs of judgements or settlements and other liabilities customarily covered by malpractice insurance, including deductibles and amounts in excess of the limits of coverage. Commonwealth shall not be responsible for rendering any legal or tax advice or services or personal financial services to BP&S or any employee or agent of BP&S.


0469558.02
080020-024 4/24/98(1)

                  3.1.13 Additional Services. Commonwealth shall arrange for, as a Health Center Expense, necessary clerical, accounting, accounts receivable and payable processing, bookkeeping, printing, postage and duplication services, medical transcribing services, laundry, cleaning and any other ordinary and appropriate service for the operation of the Health Center.

                  3.1.14 Negotiation and Payment of Premiums For All Insurance Products Held By BP&S. Commonwealth shall negotiate for and cause premiums to be paid with respect to the insurance provided for in
         Section 8. Premiums and deductibles with respect to such policies shall be a Health Center Expense.

                  3.1.15 Supervision of Ancillary Services. Commonwealth shall manage and supervise the ancillary services provided by BP&S as of the date hereof and such other ancillary services as are subsequently approved by the Policy Council.

                  3.1.16  Strategic  Planning  Assistance.   Commonwealth  shall
         assist with and implement the strategic plan as approved by the Policy Council.

                  3.1.17 Advertising and Public Relations. From time to time Commonwealth shall recommend to the Policy Council various advertising and public relations initiatives which shall not be implemented without Policy Council approval. Such initiatives shall place appropriate emphasis on public awareness of the availability of services at the Health Center. Advertising and public relations programs shall be conducted as a Health Center Expense and in compliance with applicable laws and regulations governing advertising by the medical profession.

                  3.1.18 Files and Records. Commonwealth shall supervise the maintenance of all files and records relating to the operation of the Health Center, including but not limited to accounting, billing, patient medical records, and collection records. Patient medical records shall at all times be and remain the property of BP&S and shall be located at Health Center facilities so that they are readily accessible for patient care. The management of all files and records shall comply with applicable state and federal statutes. Commonwealth shall use its best efforts to preserve the confidentiality of patients' medical records and use information contained in such records only for the limited purpose necessary to perform the services set forth herein, provided, however, in no event shall a breach of said confidentiality be deemed a default under this Agreement. Nevertheless, in the event of any breach of confidentiality, Commonwealth shall take prompt action to remediate the breach.

                  3.1.19 Management of CIPA. Commonwealth shall manage CIPA on behalf of CHMS pursuant to the provisions of the management agreement between CHMS and CIPA.


0469558.02
080020-024 4/24/98(1)

                  3.1.20 Facilities Consultation. If requested by the Policy Council, Commonwealth shall provide BP&S with, or arrange for, facility architectural, design and construction management services.

         3.2 Recruiting and Expansion of Health Center.

(a) Recruiting. Commonwealth shall assist BP&S in recruiting additional physicians and Mid-level Providers, carrying out such administrative functions as may be appropriate such as advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, BP&S shall interview and make the ultimate decision as to the suitability of any physician or Mid-level Provider to become associated with the Health Center. All physicians and Mid-level Providers recruited by Commonwealth and accepted by BP&S shall be the sole employees of BP&S to the extent such physicians and Mid-level Providers are hired as employees.

(b) Health Center Expansion. Commonwealth will pursue various programs to increase revenue and profitability including assisting BP&S in adding additional office based procedures, ancillary services and adding additional satellite office(s) as determined by the Policy Council to be beneficial to the Health Center. Commonwealth will also assist in recruiting new physicians and developing relationships and affiliations with other physicians, hospitals, networks, HMOs, etc.; provided that Commonwealth shall not attempt to change existing relationships and affiliations without the prior approval of the Policy Council. To assist in the continued growth and development of the Health Center, Commonwealth may affiliate with other physician practices; provided however, that unless BP&S approves otherwise, BP&S shall be the only medical group or practice managed by ProMedCo or any Affiliate of ProMedCo in the Primary Service Area. BP&S will cooperate with Commonwealth in such expansion efforts and use its reasonable efforts to assist Commonwealth with respect thereto. Without limiting the generality of the foregoing, BP&S will not enter into any agreements with respect to any such matter set forth in this Section 3.2(b) other than with regard to clinical, non-business relationships, without the prior consent of Commonwealth.

         Commonwealth funding of new physician practices, either existing practices ("hot start") or newly recruited physicians ("cold starts"), will be subject to Policy Council approval. In a "cold start", Commonwealth will provide or arrange for the capital, in the form of a loan to BP&S necessary for recruiting and relocating the physician, including without limitation, funds for any income guarantee required under the circumstances. Once a "cold start" physician becomes profitable (i.e., revenues attributable to such physician, less expenses, less Commonwealth management fees relating to the physician and less the income guarantee,

0469558.02
080020-024 4/24/98(1)
         if any), the profits derived from the physician will be used to retire the loan and interest accrued thereon before being applied to the benefit of BP&S. In a "hot start" Commonwealth will provide or arrange for the capital necessary to purchase the "hot start" physician's furniture, fixtures and equipment, accounts receivable and goodwill.
         Once acquired, such furniture, fixtures and equipment will be depreciated as Health Center Expenses over the life of the assets and, if the "hot start" is implemented after the 5th anniversary of the Effective Date and relates to a practice located in the Primary Service Area, then 50% of goodwill will be amortized as a Health Center Expense over the remainder of the Term of this Agreement.

         3.3 Provision of Capital. Commonwealth shall provide the capital necessary to expand BP&S, subject to approval by the Policy Council.

         3.4 Events Excusing Performance. Commonwealth shall not be liable to BP&S for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, or other events over which Commonwealth has no control for so long as such events continue, and for a reasonable amount of time thereafter.

         3.5 Compliance With Applicable Laws. Commonwealth shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement. Commonwealth shall provide BP&S with copies of any notice from any governmental authority alleging any violation of applicable laws within ten days of receipt thereof.

4.  OBLIGATIONS OF BP&S

         4.1 Professional Services. BP&S shall provide professional services to patients in compliance at all times with ethical standards, laws and regulations applying to the medical profession. BP&S shall also ensure that each physician associated with BP&S is licensed by the Commonwealth of Massachusetts, or if their practice is conducted in another states, then in such state. In the event that any disciplinary actions or medical malpractice actions are initiated against any such physician, BP&S shall immediately inform the Administrator of such action and the underlying facts and circumstances. BP&S shall carry out a program to monitor the quality of medical care practiced, with Commonwealth's assistance. BP&S will cooperate with Commonwealth in taking steps to resolve any utilization review or quality assurance issues which may arise in connection with the Health Center.

         4.2 Employment Of Physician Employees. BP&S shall have complete control of and responsibility for the hiring, compensation, supervision, evaluation and termination of its Physician Shareholders and Physician Employees, although at the request of BP&S, Commonwealth shall consult with BP&S regarding such matters. BP&S shall enforce formal employee agreements from each of its Physician Shareholders and Physician Employees, hired or contracted with provisions

0469558.02
080020-024 4/24/98(1)
consistent with the requirements of Article 10 hereof. BP&S shall be responsible from the BP&S Distribution for the payment of such Physician Shareholders' and Physician Employees' salaries and wages, benefits, payroll taxes and all other taxes and charges now or hereafter applicable to them. BP&S shall only employ and contract with licensed physicians meeting applicable credentialing guidelines established by BP&S.

         4.3 BP&S Expenses. BP&S shall be solely responsible for the payment of all costs and expenses incurred by BP&S in connection with BP&S (as opposed to Health Center) operations (except for those expenses which are explicitly included in Health Center Expenses in Section 12.21), including, but not limited to, accounting and other professional services fees, salaries and benefits, retirement plan contributions, health, disability and life insurance premiums, payroll taxes, membership in professional associations, continuing medical education, and licensing and board certification fees for its Physicians Employees and Mid-level Providers.

         4.4 Medical Practice. BP&S shall use and occupy the Health Center Facility exclusively for the practice of medicine and the provision of ancillary services and for any purpose incident thereto, and, in compliance with all applicable local rules, ordinances and all standards of medical care, unless such non-compliance is caused by matters outside the control of BP&S. It is expressly acknowledged by the parties that the medical practice or practices conducted at the Health Center Facility shall be conducted solely by physicians and other practitioners associated with BP&S, and no other physician or medical practitioner shall be permitted to use or occupy the Health Center Facility without the prior written consent of the Policy Council except the arrangement existing on the date hereof with Dr. Thomas Vaughan who occupies space in the Dalton, MA facility.

         4.5 Cooperation. BP&S shall, and shall cause the BP&S Employees to, exercise diligence in assisting Commonwealth in keeping costs and expenses of the Health Center within approved budgeted limits without sacrificing professional standards or high quality patient care. BP&S shall exercise due care to ensure that, when being used by Employees, medical equipment of the Health Center is being used in a safe and efficient manner, and shall timely report any unsafe or unsatisfactory medical equipment of which BP&S, or any of the BP&S Employees, is aware. BP&S acknowledges and agrees that on execution of this Agreement, Commonwealth will implement its own policies and procedures, including, but not limited to, polices and procedures regarding cash management and internal controls. These policies and procedures will be implemented as soon as reasonably practicable after execution of this Agreement and may be revised or amended by Commonwealth from time to time thereafter during the term of this Agreement. BP&S agrees to cooperate with any such implementation, revision, or amendment of Commonwealth's policies and procedures. BP&S also agrees to cooperate with, and participate in, any patient satisfaction surveys and/or programs instituted or implemented by Commonwealth.

     4.6 Professional Insurance Eligibility. BP&S shall cooperate in the obtaining and retaining of professional liability insurance by assuring that its Physician Shareholders and Physician

0469558.02
080020-024 4/24/98(1)

Employees are insurable, and participating in an ongoing risk management program.

         4.7 Employment Of Non-Physician Employees. There will be certain Technical Employees that perform technical functions for BP&S. These Technical Employees will remain in the employ of BP&S. As provided in Section 3.1.4, Commonwealth will provide payroll and administrative services for such Technical Employees which shall be a Health Center Expense. In the alternative, Commonwealth, at its option, shall employ the Technical Employees and lease such employees to BP&S under the terms of an employee leasing agreement that will allow the services of the Technical Employees to be billed as "incident to" the services of the Physician Employees and the Physician Shareholders for reimbursement purposes. Such employee leasing agreement shall be consistent with the terms of Section 2050.1 of the Medicare Carriers Manual.

         4.8 Events Excusing Performance. BP&S shall not be liable to Commonwealth for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, or other events over which BP&S has no control for so long as such events continue, and for a reasonable amount of time thereafter.

         4.9 Compliance With Applicable Laws. BP&S shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement. BP&S shall provide Commonwealth with copies of any notice from any governmental authority alleging any violation of applicable laws within ten days of receipt thereof.

         4.10  BP&S Employee Benefit Plans.

(a) BP&S shall establish a profit sharing plan (the "Minor Plan") intended to qualify under Section 401(a) of the Code providing, effective as of the Closing, (i) for the preservation of all benefits accrued under the Berkshire Physicians & Surgeons, P.C. 401(a) and Retirement Plan (the "Existing Plan") prior to the Closing by Existing Plan participants who will be employed by BP&S immediately after the Closing, and (ii) for the accrual of future benefits for individuals employed by BP&S on and after the Closing on terms substantially identical to the terms of the Existing Plan in effect as of the Closing Date; provided, that nothing herein, and no language in the Existing Plan, shall prevent BP&S from modifying or terminating the Mirror Plan at any time in any respect after the Closing, subject to the notification requirement in paragraph (d) below. The Mirror Plan shall recognize service under the Prior Plan for the purposes of determining eligibility, contributions and vesting.

(b) BP&S shall provide to Commonwealth a copy of the profit sharing plan it intends to adopt as the Mirror Plan. In connection with adopting the Mirror

0469558.02
080020-024 4/24/98(1)

Plan,BP&S shall reasonably cooperate with Commonwealth to provide plan language excluding individuals employed by Commonwealth from participating in the Mirror Plan. Nothing herein, and no language in the Existing Plan, shall prohibit BP&S and the Mirror Plan from recognizing, solely for tax compliance purposes, contributions made by Commonwealth to the Existing Plan, as it may be amended from time to time, on behalf of individuals determined to be "leased employees" (as defined in Section 414(n) of the Code) of BP&S.

(c) As soon as reasonably practicable, but not later than twenty business days after the Mirror Plan has been established, Commonwealth shall cause to be transferred from the Existing Plan to the Mirror Plan the vested and unvested account balances (including participant loans) of each participant in the Existing Plan who will be employed by BP&S effective as of the Closing. The transferred amount with respect to each such participant shall include all 401(k) contributions withheld from pay prior to the Closing but actually contributed to the Existing Plan after the Closing. The transfer of assets allocated to these account balances shall be made in kind, including all outstanding participant loans. Effective upon the transfer of account balances and their related assets, BP&S shall retain or assume, and shall relieve Commonwealth from, all liabilities with respect to participants whose account balances are so transferred.

(d) Except as otherwise required by law, BP&S shall not materially amend, freeze or terminate or merge any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) without giving prior written notice to Commonwealth,

(e) ProMedCo intends to file a request for a favorable determination letter with the Internal Revenue Service addressing employee aggregation matters which may affect BP&S. ProMedCo shall provide to BP&S a copy of its determination letter request at least 10 business days prior to its filing, it being understood that ProMedCo shall retain the ultimate authority to determine the contents of its determination letter request. ProMedCo shall inform BP&S of any developments that may reasonably be found to affect the Mirror Plan, including any IRS proposal to decline ruling on the determination letter request.

(f) BP&S intends to file a request for a favorable determination letter with the Internal Revenue Service with respect to the Mirror Plan following ProMedCo's determination letter filing. BP&S shall provide to ProMedCo

0469558.02
080020-024 4/24/98(1)
a copy of its determination letter request at least 10 business days prior to its filing, it being understood that BP&S shall retain the ultimate authority to determine the contents of its determination letter request. BP&S shall inform ProMedCo of any developments that may reasonably be found to affect the Existing Plan, including any IRS proposal to decline ruling on the determination letter request.

(g) If (i) BP&S amends the Mirror Plan after the Closing to provide its participants greater benefits than the benefits available under the Existing Plan, as amended as of the Closing, or (ii) Commonwealth or ProMedCo amends the Existing Plan after 1999 to provide its participants less benefits than the benefits available under the Mirror Plan, as established immediately following the Closing, and a claim is made that Commonwealth or ProMed Co must provide its employees then participating in the Existing Plan the same right to accrue benefits as provided at that time by BP&S under the Mirror Plan, then BP&S shall indemnify Commonwealth and ProMedCo for any judgement and for reasonable costs and expenses they may incur to defend any civil action by an individual employed by Commonwealth regarding any such amendment or to respond to any audit request by a governmental agency specifically targeted to investigate any such amendment.

(h) BP&S, Commonwealth and ProMedCo shall comply with reasonable information requests from one another (or their designees) in order to fulfill their respective duties and obligations under this Section and under applicable law.

(i) Commonwealth shall have the sole and exclusive authority to adopt, amend, or terminate any employee benefit plan for the benefit of its employees. Commonwealth shall have the sole and exclusive authority to appoint the trustee, custodian, and administrator of any such plan.

(j) Expenses incurred in connection with any other employee benefit plan maintained by Commonwealth for the benefit of its employees pursuant to
     Section 3.1.4, including without limitation the compensation of counsel, accountants, corporate trustees and other agents shall be Health Center Expenses.

(k) The contribution and administration expenses for Medical Professionals shall be an expense of BP&S. Commonwealth shall make contributions or payments with respect to any employee benefit plan, as a Health Center

0469558.02
080020-024 4/24/98(1)

                           Expense, on behalf of eligible Technical Employees and employees of Commonwealth.

         4.11  Physician  Powers of  Attorney.  BP&S shall  require  all Medical
Professionals to execute and deliver to Commonwealth powers of attorney, satisfactory in form and substance to Commonwealth and BP&S, appointing Commonwealth as attorney-in-fact for each for the purposes set forth in Sections
3.1.9 and 3.1.10, which powers of attorney shall immediately terminate upon termination of this Agreement.

         4.12 Spokesperson. BP&S shall serve as spokesperson for Commonwealth and ProMedCo in Health Center, Commonwealth and ProMedCo development activities. The parties agree that Drs. Peter Zwerner and Arthur H. Wasser, or such other Physician Shareholder as the Policy Council shall appoint, shall serve in this capacity on behalf of BP&S.

5.  RECORDS

         5.1 Patient Records. Upon termination of this Agreement, BP&S shall retain all patient medical records maintained by BP&S or Commonwealth in the name of BP&S. BP&S shall, at its option, be entitled to retain copies of financial and accounting records relating to all services performed by BP&S.

         5.2 Other Records. All records relating in any way to the operation of the Health Center which are not the property of BP&S under the provisions of
Section 5.1 above, shall at all times be the property of Commonwealth.

         5.3 Access to Records. During the term of this Agreement, and thereafter, BP&S or its designee shall upon 24 hours' notice have reasonable access during normal business hours to BP&S's and Commonwealth's financial records, including, but not limited to, records of collections, expenses and disbursements as kept by Commonwealth in performing Commonwealth's obligations under this Agreement, and BP&S may copy any or all such records.

6.  FACILITIES TO BE PROVIDED BY COMMONWEALTH

         6.1 Facilities. Commonwealth hereby agrees to provide or arrange as a Health Center Expense the offices and facilities for Health Center operations, including but not limited to, the Health Center Facility and those items of furniture, fixtures and equipment necessary and appropriate for the effective operation of the Health Center, and all costs of repairs, maintenance and improvements, utility (telephone, electric, gas, water) expenses, normal janitorial services, related real or personal property lease cost payments and expenses, taxes and insurance, refuse disposal and all other costs and expenses reasonably incurred in conducting operations in the Health Center Facility during the term of this Agreement.

0469558.02
080020-024 4/24/98(1)

         6.2 Use of Facilities. Commonwealth and BP&S agree that BP&S, as an independent contractor, is a separate organization that retains the authority to direct the medical, professional, and ethical aspects of its medical practice. If a Physician Shareholder or a Physician Employee performs abortion procedures in any facility, Commonwealth shall not receive any Commonwealth Distribution from the revenue generated from such procedures.

         6.3 Right to Use Property. Commonwealth shall have access to the foregoing facilities and premises of BP&S during the term of this Agreement, or with respect to property leased by BP&S, during the term of any lease or sublease of such premises and any additional premises leased, subleased or acquired by BP&S during the term of this Agreement. BP&S shall not enter into any new leases or subleases or agree to amend any currently existing lease or sublease without the prior approval of the Policy Council. The right to have access to the premises shall not constitute a lease or sublease of the premises, shall not constitute an assignment of any of BP&S's rights under existing leases, and shall not be construed as an assignment or other transfer of any rights of BP&S to its owned property or any rights of its lessors under any existing leases.

7.  FINANCIAL ARRANGEMENTS

         7.1 Payments to BP&S and Commonwealth. BP&S and Commonwealth agree that the compensation set forth herein is being paid to Commonwealth in consideration of a substantial commitment made by Commonwealth hereunder and that such fees are fair and reasonable. As payment for its services rendered to BP&S, each month of the term hereof, Commonwealth shall be paid the amount of all Health
Center Expenses and the Commonwealth Distribution. All Net Health Center Revenues and Managed Care Surpluses, after deduction of Health Center Expenses, and the Commonwealth Distribution, hereunder shall be referred to as the "BP&S Distribution."

         7.2  Distribution.  The amounts to be paid to  Commonwealth  under this
Section 7.2 shall be payable monthly. Commonwealth shall pay to BP&S, in accordance with the provisions of Section 7.1, the BP&S Distribution amounts on or about the 15th day of such following month. Some amounts may need to be estimated, with adjustments made as necessary the following month. Any audit adjustments would be made after completion of the fiscal year audit. Copies of all calculations which were made to estimate amounts due hereunder and/or to make audit adjustments hereunder shall be provided by Commonwealth to BP&S, and if requested by BP&S, shall be reviewed by the Policy Council.

         7.3  Health  Center   Expenses.   Commencing  on  the  Effective  Date,
Commonwealth shall pay all Health Center Expenses as they fall due (including without limitation any Non-Physician Personnel carried on the books of BP&S pursuant to Section 3.1.4), provided, however, that Commonwealth may, in the name of and on behalf of BP&S, contest in good faith any claimed Health Center Expenses as to which there is any dispute regarding the nature, existence or validity of such claimed Health Center Expenses. Commonwealth hereby agrees to indemnify and hold

0469558.02
080020-024 4/24/98(1)

BP&S harmless from and against any liability, loss, damages, claims, causes of action and reasonable expenses of BP&S resulting from the contest of any Health Center Expenses or any other failure to pay Health Center Expenses as they fall due.

         7.4 Finders Fee Payments to BP&S by Commonwealth. Commonwealth shall pay BP&S a one time finders fee for each physician who enters into an employment agreement with BP&S or a management arrangement with Commonwealth in the Primary or Secondary Service Areas as a result of the acquisition of such physician's practice or his or her recruitment by BP&S. Such payment shall be $25,000 for each new BP&S physician; for each Commonwealth management arrangement the payment shall be the $25,000 less (i) the amount obtained by multiplying $25,000 by a fraction, the numerator of which five less the number of years of the term of the Commonwealth management arrangement, up to a maximum of five and the denominator of which is five, and less (ii) the amount obtained by multiplying $25,000 by a fraction the numerator of which is 17 less the percentage (expressed as a whole number) of Commonwealth's Distribution Funds thereunder or equivalent, up to a maximum of 17, and the denominator of which is 17. The payment shall be made in cash within 120 days following the later of the date of the acquisition or the date the employment agreement is entered into; provided however, in the case of a "cold start" recruitment, the fee shall be paid within 90 days after the date that the "cold start" loan described in Section 3.2 has been repaid. Notwithstanding the foregoing, no finders fee shall be paid with respect to any physician other than a primary care physician unless at least 60% of all physicians then employed by BP&S are engaged in primary care (for the purpose of calculating such 60%, each full-time Mid-level Provider engaged in primary care shall be deemed to be 0.65 of a physician).

         7.5  Assignment of Fees for Medical Services.

(a) The parties acknowledge and agree that the compensation and benefits payable to BP&S pursuant to Section 7.1 are intended to be in lieu of charges which BP&S or the BP&S Employees would otherwise earn for the provision of medical services to patients of their medical practice and which BP&S or the BP&S Employees would otherwise bill and retain for their own account. Accordingly, to the extent permitted by law, BP&S hereby assigns, sells, transfers, conveys and sets over to Commonwealth all "Pre-Termination Accounts Receivable." The term "Pre- Termination Accounts Receivable," as used herein, shall mean all BP&S accounts (as defined in the Uniform Commercial Code as adopted in Massachusetts) arising from, and all rights to receive payment for, medical services rendered by BP&S or the BP&S Employees, prior to the effective date of any expiration or termination of this Agreement, all proceeds of the foregoing, all payments made in respect of, and all rights related to, the foregoing, and all amounts on deposit in the Account (as defined in Section 3.1.10 hereof) or any other deposit account from time to time. BP&S shall obtain a like assignment from all BP&S Employees.


0469558.02
080020-024 4/24/98(1)

(b) BP&S acknowledges that it is the intent of Commonwealth and ProMedCo to grant a security interest in the Pre-Termination Accounts Receivable to the lender(s) under its working capital credit facility (whether one or more, "Credit Facility Lender"), as in effect from time to time. BP&S agrees that such security interest of the Credit Facility Lender is intended to be a first priority security interest and is superior to any right, title or interest which may be asserted by BP&S or any BP&S Employee with respect to Pre-Termination Accounts Receivable. To the extent permitted by law, BP&S further agrees, and shall cause each BP&S Employee to agree, that, upon the occurrence of an event which, under the terms of such working capital credit facility, would allow the Credit Facility Lender to exercise its rights with respect to the Pre- Termination Accounts Receivable, the Credit Facility Lender will succeed to all rights and powers of Commonwealth under this Agreement including, but not limited to, the powers of attorney granted hereunder as if such Credit Facility Lender had been named as the attorney-in-fact therein.

(c) It is the intention of Commonwealth and BP&S that the assignment of the Pre- Termination Accounts Receivable contained in Section 7.5(a) hereof constitute a true sale and outright assignment. In the event, however, that a court of competent jurisdiction were to hold that such assignment does not constitute a true sale or outright assignment or is ineffective for any reason, then BP&S shall, effective as of the date of this Agreement, be deemed to have granted (and BP&S does hereby grant) to Commonwealth a first priority lien on, and security interest in and to, any and all interests of BP&S in all Pre-Termination Accounts Receivable. Such security interest shall secure the payment to Commonwealth of the Health Center Expenses, the Commonwealth Distribution and all other amounts now or hereafter owing to Commonwealth and/or ProMedCo under this or any other agreement.

(d) BP&S shall execute and deliver the Professional Service Provider Agreement in the form attached hereto as Appendix 7.5A, UCC-1 Financing Statement with an Exhibit A in the form attached hereto as Appendix 7.5B, Perfection Certificate in the form attached hereto as Appendix 7.5C, and Closing
     Certificate of Service Provider in the form attached hereto as Appendix 7.5D. Further, to the extent permitted by law, BP&S shall (and shall cause each BP&S Employee), from time to time, to promptly execute and deliver all further instruments and documents, and take such other actions as may be necessary or appropriate to protect, perfect or more fully to evidence the transfer of ownership of the Pre-Termination Accounts Receivable or to enable Commonwealth to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, BP&S shall (and shall cause each BP&S Employee) to execute and deliver, all such financing statements continuation statements and amendments thereto or assignments thereof as Commonwealth may request.

0469558.02
080020-024 4/24/98(1)

(e) To the extent required under applicable law, BP&S shall retain all rights of collection with respect to the Pre-Termination Accounts Receivable. All payments and collections in respect to the Pre-Termination Accounts Receivable shall be deposited in the Account (as defined in Section 3.1.10 hereof) or such other deposit account as Commonwealth shall designate. To the extent BP&S or BP&S Employee comes into possession of any payment(s) in respect of the Pre-Termination Accounts Receivable, BP&S or such BP&S
     Employee shall direct such payments to Commonwealth for deposit in the Account or such other deposit account as Commonwealth shall designate provided it is owned by BP&S.

(f) BP&S shall not assign, grant, create or suffer to exist any "Adverse Claim" upon, or with respect to, the Pre-Termination Accounts Receivable. The term "Adverse Claim," as used herein, shall mean any claim or ownership or any lien, security interest or any or other charge or encumbrance.

8.  INSURANCE AND INDEMNITY

         8.1 Insurance to be Maintained by Commonwealth. Throughout the term of this Agreement, Commonwealth will use reasonable efforts to provide and maintain, as a Health Center Expense, comprehensive professional liability insurance for all physicians of Commonwealth and BP&S with limits of not less than $1,000,000 per claim and with aggregate policy limits of not less than $3,000,000 per physician, or such other limits as the Policy Council from time to time determines appropriate, with a separate limit for BP&S and such limits with respect to Medical Professionals who are not physicians as the Policy Council deems appropriate under the circumstances. Commonwealth shall provide such insurance through its national program and will have the right to select the carrier for such insurance with the approval of the Policy Council, which approval shall not be unreasonably withheld. Commonwealth shall also provide and maintain, as a Health Center Expense, comprehensive general liability insurance and property insurance covering the Health Center Facility and operations.

         8.2 Tail Insurance Coverage. BP&S will cause each individual physician associated with the Health Center to enter into an agreement with BP&S that upon termination of such physician's relationship with BP&S, for any reason, tail insurance coverage will be purchased by the individual physician or the individual physician will reimburse the BP&S for the cost of such coverage which shall reimburse Commonwealth if Commonwealth obtained the coverage at its cost; provided however, if BP&S determines that the cost of tail insurance should be borne solely by BP&S, and if BP&S does in fact bear such cost, the physician need not reimburse BP&S for the cost thereof, but BP&S shall nonetheless be obligated to reimburse Commonwealth if Commonwealth obtained such tail coverage at its cost. Such provisions shall be contained in employment agreements, restrictive covenant agreements or other agreements entered into by BP&S and the individual physicians, and BP&S hereby covenants with Commonwealth to enforce such provisions relating

0469558.02
080020-024 4/24/98(1)
to the tail insurance coverage or to provide such coverage at the expense of BP&S; provided however, if the insurance coverage applicable to the physician is written on an "occurrence basis" no tail coverage will be required.

         8.3 Additional Insured. BP&S and Commonwealth agree to use their reasonable efforts to have each other named as an additional insured on the other's respective professional liability insurance programs with the cost, if any, of having the party named as an additional insured being a Health Center Expense.

         8.4  Indemnification.

(a) BP&S shall indemnify, hold harmless and defend Commonwealth, its officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), to the extent not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result intentional acts or negligent acts or omissions (other than claims of medical malpractice) by BP&S and/or its shareholders, agents, employees and/or subcontractors (other than Commonwealth) during the term hereof, including any claim against Commonwealth by a BP&S Employee, which claim arises out of such BP&S Employees' employment relationship with BP&S or as a result of services performed by such BP&S Employee, and which claim would typically be covered by worker's compensation. Commonwealth shall have the right of offset against any amounts otherwise payable to BP&S for any amounts due to Commonwealth as a result of the indemnification set forth in this Section 8.4 provided (A) the Policy Committee shall have approved of the amount and schedule of payments thereof or (B) a court of competent jurisdiction or arbitration panel shall have made a non- appealable award to Commonwealth with respect thereto.

(b) Commonwealth shall indemnify, hold harmless and defend BP&S, its officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), to the extent not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by Commonwealth and/or its shareholders, agents, employees and/or subcontractors (other than BP&S) during the term of this Agreement (other than claims of medical malpractice).

(c) Each party agrees to give prompt notice to the other(s) of any claim against the other(s) which might give rise to a claim based on the indemnity contained in this Section 8.4 , stating the nature and basis of the claim and the amount thereof.


0469558.02
080020-024 4/24/98(1)

(d) In the event any claim, action, suit or proceeding is brought against a party (the "Indemnified Party") with respect to which the other party (the "Indemnifying Party") may have liability under the indemnity contained in this Section 8.4 , the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim, provided that the Indemnified Party shall not be required to permit the Indemnifying Party to assume the defense of any third party claim which if not first paid, discharged, or otherwise complied with would result in an interruption or cessation of the conduct of the Indemnified Party's business or any material part thereof. Failure by the Indemnifying Party to notify the Indemnified Party of its election to defend any such claim or action by a third party within thirty (30) days after notice thereof shall have been given by the Indemnified Party, shall be deemed a waiver of any such election. If the Indemnifying Party assumes the defense of such claim or litigation resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim shall include taking all steps reasonably necessary in the defense or settlement of such claim or litigation resulting in the defense or settlement of such claim or litigation resulting therefrom, including the retention of counsel satisfactory to the Indemnified Party, and holding the Indemnified Party harmless from and against any and all damage resulting from, arising out of, or incurred with respect to any settlement approved by the Indemni fying Party or any judgment in connection with such claim or litigation resulting therefrom. The Indemnifying Party shall not, in the defense of such claim or litigation, consent to the entry of any judgment (other than a judgment of dismissal on the merits with costs) except with the written consent of the Indemnified Party nor enter into any settlement (except with the written consent of the Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect to such claim or litigation.

(e) If the Indemnifying Party shall not assume the defense of any such claim by a third party or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate. The Indemnifying Party shall, in accordance with the provisions hereof, promptly reimburse the Indemnified Party for the amount of any settlement reasonably entered into by the Indemnified Party and for all damage incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation.


9.  RESTRICTIVE COVENANT

         The parties recognize that the services to be provided by Commonwealth shall be feasible only if BP&S operates an active medical practice to which the physicians associated with BP&S

0469558.02
080020-024 4/24/98(1)
devote their full time and attention.  To that end:


         9.1 Restrictive Covenants by BP&S. During the term of this Agreement, BP&S shall not establish, operate or provide physician services at any medical office, Health Center or other health care facility (other than the Health Center Facility) providing services substantially similar to those provided by BP&S pursuant to this Agreement anywhere within the Primary or Secondary Service Area. In addition, BP&S shall not enter into any ownership or management relationship under a managed care or risk assumption program other than as contemplated hereby.

10.  CERTAIN PROVISIONS OF MEDICAL PROFESSIONAL EMPLOYMENT
AGREEMENTS

         The parties recognize that the services to be provided by Commonwealth shall be feasible only if BP&S operates an active medical practice to which the physicians associated with BP&S devote their full time and attention. To that end:

         10.1 Restrictive Covenants By Medical Professionals. BP&S shall obtain and enforce formal employment agreements from each of its current and future Medical Professionals pursuant to which each such Medical Professional agrees that during the term of such Medical Professional's employment agreement, and for a period of one year after any termination of employment with BP&S (other than termination due to a prior material breach of the Employment Agreement by BP&S), such Medical Professional shall not join, affiliate or contract with, or sell their services or practice to, any competing physician, group network or practice which is managed by any state wide or multi-state management services organization or physician practice management company that competes with ProMedCo, BP&S or any other practice managed by ProMedCo in the Primary Service Area.

         10.2 Other Provisions to be included in all Employment Agreements with Medical Professionals. All employment agreements with Medical Professionals will contain provisions reasonably satisfactory to Commonwealth relating to the following matters: (i) outside compensation; (ii) exclusivity of services; (iii) term and termination; and (iv) authorization of Commonwealth to collect the Medical Professional's fees.

         10.3 Special  Provisions in Employment  Agreements of Certain Physician
Shareholders.   The  employment   agreements  between  BP&S  and  its  Physician
Shareholders as of the date hereof shall contain the following provisions:

(a) Forfeitures by Physician Shareholders. The employment agreements entered into by the BP&S physicians who were formerly shareholders of Berkshire Physicians & Surgeons, P. C. will have a term of 5 years from the Effective Date. The employment

0469558.02
080020-024 4/24/98(1)
agreements for the BP&S  physicians who were formerly  shareholders of Berkshire
     Physicians & Surgeons, P. C. will require a physician to pay to BP&S, as a Forfeiture Payment, the entire amount received by such physician pursuant to the Merger Agreement (net of "vested" Merger Agreement proceeds under the terms of such physician's employment agreement) in the event such physician does not remain in the employ of BP&S for the five-year term of the employment agreement, except for termination of such employment resulting from a material breach of contract by BP&S, death, permanent disability, Retirement if two or fewer physicians shall have Retired during the first year of the Closing and one additional retiree in each of the next four years on a cumulative basis, or, if approved by the Policy Council, Retirement (of more than such number physicians shall have Retired) or Relocation.

(b) Payments on Termination of any Physician Shareholder Employment Agreement. Any termination of the employment of any Physician Shareholder as of the date hereof, and for any future Physician Shareholder unless the Policy Council agrees to a form of employment agreement which provides otherwise, for any reason, other than:

                        (i)         death,

                       (ii)         permanent disability,

                      (iii) Retirement, except during the first five years hereof, such Retirement must be approved by the Policy Council unless two or fewer physicians shall have Retired during the first year of the Closing, and one additional retiree in each of the next four years on a cumulative basis,

                       (iv)         Relocation,  except  during  the first  five
                                    years   hereof  such   Relocation   must  be
                                    approved by the Policy Council, or

                        (v) expiration of the agreement without renewal unless BP&S offers to renew the agreement,

                  will result in the physician's being required to pay BP&S (x) a Recruitment Fee of $25,000 intended to reimburse BP&S for the cost of finding a replacement physician and (y) a the portion of the applicable Residual Expense Assessment described below, intended to reimburse BP&S for the cost to BP&S of carrying the departing physician's practice during the period prior to recruitment of a replacement physician:



0469558.02
080020-024 4/24/98(1)

                                                      -25-

                                                                                    Balance of Residual
          Base Salary of                          Applicable                     Expense Assessment to be
           Eight Share                       Shareholder Residual                Paid from BP&S Portion of
       Physician Shareholder                  Expense Assessment                    Distribution Funds
           Up to $150,000                                  $75,000                               $0
        $150,000.01-$250,000                              $100,000                               $0
           Above $250,000                                 $125,000                               $0

                                                                                    Balance of Residual
          Base Salary of                          Applicable                     Expense Assessment to be
            Four Share                       Shareholder Residual                Paid from BP&S Portion of
       Physician Shareholder                  Expense Assessment                    Distribution Funds

           Up to $150,000                                  $37,500                          $37,500
        $150,000.01-$250,000                               $50,000                          $50,000
           Above $250,000                                  $62,500                          $62,500

                                                                                    Balance of Residual
          Base Salary of                          Applicable                     Expense Assessment to be
            Two Share                        Shareholder Residual                Paid from BP&S Portion of
       Physician Shareholder                  Expense Assessment                    Distribution Funds

           Up to $150,000                                  $25,000                          $50,000
        $150,000.01-$250,000                               $33,333                          $66,667
           Above $250,000                                  $41,667                          $83,333

                                                                                    Balance of Residual
          Base Salary of                          Applicable                     Expense Assessment to be
            One Share                        Shareholder Residual                Paid from BP&S Portion of
       Physician Shareholder                  Expense Assessment                    Distribution Funds

           Up to $150,000                                  $18,750                          $56,250
        $150,000.01-$250,000                               $25,000                          $75,000
           Above $250,000                                  $31,250                          $93,750

The balance of the Residual Expense Assessment to be paid from the BP&S portion of Distribution Funds shall be deducted from the BP&S Distribution ratably over three months and credited, together with the Recruitment Fee and the portion of the Residual Expense Assessment paid by the physician, to an account to be used by BP&S to replace the physician who leaves, to recruit additional physicians, to pay for the startup costs of additional physicians, and for such other purposes as may be approved by the Policy Council.

0469558.02
080020-024 4/24/98(1)

         10.4 Termination of Restrictive Covenants. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to
Section 11.2 herein,  the employment  agreement  terms contained in this Article
Section 10 shall be null and void and of no force or effect.

11.  TERM RENEWAL; TERMINATION

         11.1 Term and Renewal. The term of this Agreement shall commence on the Effective Date hereof and shall continue for 40 years, after which it shall automatically renew for five-year terms unless either party provides the other party with at least 12 months but not more than 13 months written notice prior to any renewal date.

         11.2 Termination by BP&S. BP&S may terminate this Agreement as follows:

     (i) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by ProMedCo or Commonwealth, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by ProMedCo or Commonwealth, except for the filing of a petition in involuntary bankruptcy against ProMedCo or Commonwealth which is dismissed within 30 days thereafter, BP&S may give notice of the immediate termination of this Agreement.

                       (ii)         In the event

                           (A) ProMedCo or Commonwealth shall materially default in the performance of any duty or obligation imposed upon it by this Agreement and such default shall continue for a period of 90 days after written notice thereof has been given to Commonwealth and NationsCredit by BP&S; or

                           (B) ProMedCo or Commonwealth shall fail to remit the payments due to BP&S as provided in
                                    Section 7.2 hereof and such failure to remit shall continue for a period of 30 days after written notice thereof to Commonwealth and NationsCredit; or

                           (C) ProMedCo shall materially default in its post-closing obligations under the Merger Agreement for a period of 90 days following written notice of such failure to Commonwealth and NationsCredit;

                           BP&S may terminate this  Agreement  under this clause
                           (ii) provided (I) such termination shall have been approved by the affirmative vote of 75 % of the Physician Shareholders; (II) BP&S shall also have given simultaneous notice to NationsCredit, 201 Broad Street, One Canterberry Green, Stanford,

0469558.02
080020-024 4/24/98(1)

                           CT 06901, Attention: ProMedCo Loan Officer, cc NationsCredit, 1050 Crown Point Parkway, Atlanta, GA 30338, Attention: Jim Babcock or to such other bank or financial institution as may be designated by Commonwealth, which shall have a separate right to cure the default by making the delinquent payment within the cure period set forth above.

         11.3 Termination by Commonwealth. Commonwealth may give notice of the immediate termination of this Agreement in the event:

               (i) Of a the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by BP&S, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by BP&S, except for the filing of a petition in involuntary bankruptcy against BP&S which is dismissed within 30 days thereafter,

              (ii) BP&S shall materially default in the performance of any duty or obligation imposed upon it by this Agreement or in the event a majority of the Physicians Shareholders shall materially default in the performance of any duty or obligation imposed upon them by this Agreement or by their employment agreements with BP&S, and such default shall continue for a period of 90 days after written notice thereof has been given to BP&S and such Physician Shareholders by Commonwealth;

             (iii) The number of physicians employed by BP&S declines to fewer than 70, and continues for six months; or

              (iv) The number of physicians employed by BP&S declines to fewer than 65.


         11.4 Effect of Termination. In the event that this Agreement shall be terminated, the BP&S Distribution and the Commonwealth Distribution shall be paid through the date of termination. In addition, the various rights and remedies herein granted to the aggrieved party shall be cumulative and in addition to any others such party may be entitled to by law. The exercise of one or more rights or remedies shall not impair the right of the aggrieved party to exercise any other right or remedy, at law. Notwithstanding such termination, BP&S shall be obligated to carry out the provisions of Section 11.5 hereof, and until such obligations have been discharged, the provisions of Article 9 hereof shall continue in full force and effect.

         11.5 Actions After Termination. Upon termination of this Agreement, BP&S shall:

                  11.5.1 Asset Repurchase. Purchase from Commonwealth at book value the

0469558.02
080020-024 4/24/98(1)
         intangible assets set forth on the Opening Balance Sheet, as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect amortization or depreciation of the intangible assets, which amortization shall be for a period not in excess of 40 years.

                  11.5.2 Real Estate. Purchase from Commonwealth all real estate, if any, associated with the Health Center and owned by Commonwealth at the greater of (i) the appraised fair market value thereof, or (ii) the then book value thereof.

                  11.5.3 Improvements. Purchase all improvements, additions or leasehold improvements which have been made by Commonwealth as reflected on Commonwealth's books as of the last day of this Agreement and which relate solely to the performance of its obligations under this Agreement or the properties subleased by Commonwealth, if any.

                  11.5.4 Debts. Assume all ordinary and necessary debt, contracts, payables and leases which are obligations of Commonwealth and which relate principally to the performance of its obligations under this Agreement or the properties subleased by Commonwealth, if any.

                  11.5.5 Equipment; Inventories; Accounts Receivable; etc. Purchase from Commonwealth at book value as reflected on Commonwealth's books as of the last day of this Agreement prior to termination as adjusted to reflect the operations of the Health Center, including physician practice acquisitions:

(i) Equipment. All of the equipment acquired by Commonwealth pursuant to the Merger Agreement, including all replacements and additions thereto made by Commonwealth with the approval of the Policy Council pursuant to the performance of its obligations under this Agreement;

(ii) Inventory. All stock, including inventory and supplies, tangibles and intangibles of Commonwealth relating to BP&S operations;

(iii)Accounts  Receivable.   All  uncollected  accounts  receivable  theretofore
     purchased by Commonwealth pursuant to Section 7.5 hereof at the book value thereof on Commonwealth's books; and

(iv) Other Assets. All other assets of Commonwealth relating to the operations of BP&S.

                  11.5.6 Closing of Repurchase. BP&S shall pay cash for the repurchased assets. The amount of the purchase price shall be reduced by the amount of debt and liabilities of

0469558.02
080020-024 4/24/98(1)

         Commonwealth assumed by BP&S and shall be reduced by any payment Commonwealth has failed to make under this Agreement. BP&S shall execute such documents as may be required to assume the liabilities set forth in Section 11.5.4 and to remove Commonwealth from any liability with respect to such repurchased assets and with respect to any property leased or subleased by Commonwealth. The closing date for the repurchase shall be determined by BP&S, but shall in no event occur later than 180 days from the date of the notice of termination. The termination of this Agreement shall become effective upon the closing of the sale of the assets and BP&S shall be released from the Restrictive Covenants provided for in Section 9 on the closing date. From and after any termination, each party shall provide the other party with reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

12.  DEFINITIONS

         For the purposes of this Agreement, the following definitions shall apply:

GENERAL DEFINITIONS

         12.1 Affiliate shall mean with respect to any Party, any entity which controls, is controlled by, or is under common control with such party all as more fully set forth in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In no event shall Commonwealth be deemed to be an Affiliate of BP&S.

         12.2 BP&S Employees shall mean all Physician Shareholders, Physician Employees, Mid-level Providers and Technical Employees at the relevant dates.

         12.3  Effective Date shall mean 12:01 a.m. on April 1, 1998.

         12.4 Health Center shall mean the medical care services, including, but not limited to the practice of medicine, and all related health care services provided by BP&S and the BP&S Employees, utilizing the management services of Commonwealth and the Health Center Facility, regardless of the location where such services are rendered.

         12.5 Health Center Facility shall mean the Health Center facilities where BP&S Employees provide medical services located at (i) 137 North Street, Pittsfield, MA 01201; (ii) 99 West Street, Pittsfield, MA 01201; (iii) 777 North Street, Pittsfield, MA 01201; (iv) 212 South Street, Pittsfield, MA 01201; (v) 44 Housatonic Street, Lenox, MA 01240; (vi) 27 Lewis Avenue, Great Barrington, MA 01230; (vii) 140 West Avenue, Great Barrington, MA 01230; (viii) 38 Mahaiwe Street, Great Barrington, MA 01230; (ix) 21 Taconic Avenue, Great Barrington, MA 01230; (x) Stockbridge Road, Lee, MA 01238; (xi) Salisbury Road, Sheffield, MA 01257; (xii) 33 North Street, Dalton, MA 01226; (xiii) Main Street, Canaan, CT 06018; (xiv) 125 Liberty Street, Springfield, MA

0469558.02
080020-024 4/24/98(1)

01103; (xv) 29 Cottage Street, Amherst, MA 01002; and (xvi) any substitute facility or additional facility location, whether within or without the Primary Service Area, as approved by the Policy Council.

         12.6 Medical Professional shall mean Physician Shareholders, Physician Employees and Mid-level Providers.

         12.7 Merger Agreement shall mean the Agreement for Statutory Merger dated as of April 14, 1998 among Berkshire Physicians & Surgeons, P.C. ProMedCo and Commonwealth.

         12.8 Mid-level Providers shall mean all non-physician professional employees who provide direct patient care for which a billed charge is generated.

         12.9 Person shall mean any firm, entity, corporation or individual.

         12.10 Physician Employees shall mean any physician employed by BP&S and providing medical services to patients on behalf of BP&S, who are not Physician Shareholders.

         12.11 Physician Shareholders shall mean any physician who is a shareholder of BP&S, both as of the date of this Agreement and at any future point in time.

         12.12  Primary Service Area shall mean Berkshire County, Massachusetts.

         12.13 ProMedCo shall all counties in Massachusetts, Connecticut, New York (including Dutchess County) and Vermont contiguous to Berkshire County, Massachusetts.

         12.14 Relocation shall mean a permanent relocation of the household of a Physician Shareholder or Physician Employee from the geographic area served by BP&S after providing BP&S with at least a one year notice.

         12.15 Retirement shall mean the permanent termination of provision of medical services for compensation by a Physician Shareholder or Physician Employee, after providing BP&S with at least a one year notice.

         12.16 Secondary Service Area shall mean all counties in Massachusetts, Connecticut, New York (including Dutchess County) and Vermont contiguous to Berkshire County, Massachusetts.

         12.17 Technical Employees shall mean technicians who provide services in the diagnostic areas of BP&S's practice under the supervision of BP&S Physicians, such as technicians working at the Health Center laboratory, radiology technicians and cardiology technicians. All Technical Employees shall be BP&S employees.

0469558.02
080020-024 4/24/98(1)

FINANCIAL DEFINITIONS

         12.18   Commonwealth   Distribution   shall  mean  the  percentages  of
Distribution Funds for the periods set forth below:

                           Period                                      %
Effective Date through January 31, 1999                                21%
Thereafter and through January 31, 2000                                19%
Thereafter                                                             17%

plus, for additional, up front management services provided by Commonwealth during the first one to two years of this Agreement, payments made out of the BP&S Distribution of $66,116 per month for the 60 months commencing May 1, 1998, plus or minus, as the case may be, (i) 50% of Managed Care Surpluses relating to physicians who are members of CIPA or managed by CHMS in the Secondary Service Area but are not employees of BP&S after deducting amounts shared with such CIPA or CHMS managed physicians, as approved by the Policy Council and (ii) (A) during the first two years of the term hereof, 25% of the Managed Care Surpluses, if positive (and 0% if negative), relating to all Physician Employees and Physician Shareholders, and (B) thereafter, subject to the equalization provisions set forth below, Commonwealth shall receive positive Managed Care Surpluses and repay negative Managed Care Surpluses relating to all Physician Employees and Physician Shareholders on the basis of the percentages of Capitated Revenues represented by Managed Care Surpluses (i.e, Managed Care Surpluses divided by Capitated Revenues) set forth below:

                Percentage                                    Commonwealth
           Of Capitated Revenues                             Percentage of
          Represented by Managed                              Managed Care
              Care Surpluses                                 Surplus/Deficit
                   0-2%                                             25%
                 2.1%-3.5%                                          30%
                 3.6%-5.0%                                          35%
                 5.1%-6.5%                                          40%
                 6.6%-8.0%                                          45%
                   8.1%+                                            50%

If the percentage rate of change in the BP&S Distribution in any calendar year in relation to the BP&S Distribution in the previous calendar year is smaller than the percentage rate of change in the Commonwealth Distribution over the same period, then Commonwealth's percentage of the Managed Care Surpluses shall be reduced to the extent necessary to equalize its growth rate with the growth rate of BP&S; provided however, in no event shall Commonwealth's share of Managed Care Surpluses be less than 17% of Managed Care Surpluses. For the purposes of this calculation, for the

0469558.02
080020-024 4/24/98(1)
period  from  February  1,  1998  through   December  31,  1998,  the  BP&S  and
Commonwealth   Distributions  shall  be  compared  to  91.7%  of  the  BP&S  and
Commonwealth Distributions for the year ended December 31, 1997 as if the Management Services Agreement had been in effect on January 1, 1997, net of any implementation or supplementary management fees.

         12.19 BP&S Distribution is defined in Section 7.1 hereof.

         12.20 Distribution Funds shall mean those amounts remaining after Health Center Expenses have been deducted from Net Health Center Revenue.

         12.21 Health Center Expenses shall mean the amount of all expenses incurred in the operation of the Health Center including, without limitation:

(i) Salaries, benefits (including contributions under any ProMedCo benefit plan), and other direct costs of all employees of Commonwealth and Technical Employees attributable to BP&S;

(ii) Direct costs (but not ProMedCo Corporate Overhead), including benefits, of all employees or consultants of ProMedCo or Affiliates of Commonwealth who, with prior approval of the Policy Council, provide services at or in connection with BP&S projects required for improved performance, such as work management, purchasing, information systems, charge and coding analysis, financial analysis, and business office consultation; provided, however, only that portion of such employee's or consultant's costs without mark-up by ProMedCo that is allocable to Health Center will be a Health Center Expense;

(iii)Obligations of Commonwealth or ProMedCo under leases or subleases related to Health Center operations;

(iv) Interest Expense (at ProMedCo's blended borrowing rate in effect from time to time) on funds provided to Commonwealth by ProMedCo or any outside source to finance or refinance any of Commonwealth's obligations hereunder or services provided hereunder, but only to the extent the principal of such indebtedness exceeds 50% of Commonwealth's cumulative Distribution Funds since the Effective Date net of taxes which are deemed to be imposed at the average aggregate state and federal tax rate imposed on ProMedCo during the period from the Effective Date through the most recent tax return filed by ProMedCo prior to the date with respect to which the calculation is being made.


0469558.02
080020-024 4/24/98(1)

(v) Personal property and intangible taxes assessed against Commonwealth's assets used in connection with the operation of Health Center commencing on the date of this Agreement;

(vi) Malpractice insurance premium expenses for Commonwealth's operations and for the BP&S Employees, as well as any deductibles but not non-insured losses arising from malpractice claims.

(vii)Depreciation of assets associated with the operations of BP&S using the same depreciation schedule used in SEC reporting by ProMedCo.

(viii) Other direct expenses (but not ProMedCo Corporate Overhead) incurred by Commonwealth in carrying out its obligations under the Management Service Agreement, without markup by ProMedCo.

(ix) After the 5th anniversary of the Effective Date, 50% of the amortization of intangible asset value resulting from the employment of, merger with, or other acquisition of additional physicians into BP&S within the Primary Service Area.

Provided however, if Commonwealth enters into arrangements similar to this Agreement with medical groups other than BP&S, the allocation of costs described above which are common to B&S and the other medical group(s) shall be determined by the Policy Council and any costs which are specific to BP&S or the other medical group(s) shall be allocated to BP&S or the other medical group(s), as the case may be.

         12.22 Health Center Expenses shall not include:

(i) ProMedCo Corporate Overhead except as permitted under the definition of Health Center Expenses above;

(ii) Any federal or state income taxes;

(iii)Any expenses or responsibilities  of BP&S and/or BP&S Employees,  including
     (A) related accounting and other professional fees relating to BP&S except as otherwise explicitly provided in this Agreement; (B) related salaries and benefits; (C) retirement plan contributions; (D) health, disability and life insurance premiums; (E) payroll taxes; (F) continuing medical education; (G) membership in professional associations; (H) licensing and board certification fees; and (I) cellular phones and other personal business items. Notwithstanding the above, expenses incurred by BP&S for Technical

0469558.02
080020-024 4/24/98(1)

                           Employees shall be a Health Center Expense;

(iv) Any amortization expense resulting from the amortization of expenses incurred as shown on ProMedCo's financial statements, in connection with the acquisition and execution of the Merger Agreement and the execution of this Agreement; and

(v) Interest expense on indebtedness incurred by Commonwealth or ProMedCo to finance the consideration paid under the Merger Agreement.

(vi) Outside Medical Expenses.

(vii) Risk Management Expenses.

(viii) 100% of amortization of the intangible asset value resulting from the employment of, merger with, or any future acquisition of physicians by BP&S in the Primary Service Area prior to the fifth anniversary of the Effective Date and 50% of such amortization resulting from such events on or after the 5th anniversary of the Effective Date.

         12.23 Net Health Center Revenues shall mean BP&S's gross billings, including pharmacy revenues, ancillary revenues (including the technical and/or professional billings attributable to Commonwealth and its affiliates for health care related services and items provided (i) in the Primary Market and (ii) in the Secondary Market with respect to physicians managed by CHMS), medical directors' fees, and any other revenues that have historically been recorded by BP&S as well as non-real estate revenues historically recorded by BP&S and the BP&S Capitation Allocation, less any adjustments such as uncollectible accounts, discounts, contractual adjustments, Medicare allowances, Medicaid allowances, and professional courtesies ("adjustments"). This specifically excludes Net Capitated Revenues, interest income and investment income.

         12.24 Opening Balance Sheet shall mean the balance sheet of Commonwealth as of the Effective Date (as defined in the Merger Agreement), prepared in accordance with GAAP (except for the absence of certain note information), and substantially in the form of the attached Exhibit B subject to adjustments in the Consideration (as defined in the Merger Agreement).

         12.25 ProMedCo Corporate Overhead shall mean the cost of any ProMedCo corporate office personnel or ProMedCo consultants and any other ProMedCo corporate office capital or operating costs incurred by ProMedCo in providing or arranging for any services which ProMedCo is obligated to provide or provides to or on behalf of BP&S under this Agreement. Risk Management Expenses shall not constitute ProMedCo Corporate Overhead.


0469558.02
080020-024 4/24/98(1)

MANAGED CARE DEFINITIONS

         12.26 Capitated Revenues shall mean payments, credits or revenues accrued to BP&S by an HMO or other payor in return for the provision of health care services to enrollees or subscribers of the HMO or other payor regardless of whether or not the services are provided directly by BP&S providers. Such payments, credits or revenues may be for primary care services only in the form of a primary care capitation amount, or a global budget capitation covering a full range of services such as hospital and pharmaceutical costs. Any IPA risk management fees or managed care expense reimbursements are also included in Capitated Revenues. Fee-for-services payments to BP&S will not be included as Capitated Revenues unless the fees generated therefrom are associated with a capitated arrangement where a non-covered service is provided and billed separately. Managed care patient co-payments are not included as Capitated Revenues.

         12.27 BP&S Capitation Allocation shall mean payments made to BP&S for the provision of health care services delivered by BP&S Employees directly.

         12.28 Managed Care Surpluses shall mean Net Capitated Revenues less (i) Outside Medical Expenses and (ii) Risk Management Expenses, which amount may be positive or negative.

         12.29 Net Capitated Revenues shall mean Capitated Revenues less the BP&S Capitation Allocation.

         12.30 Outside Medical Expenses shall mean health care costs for services not provided by BP&S directly.

         12.31 Risk Management Expenses shall mean ProMedCo's expenses associated with the management of capitation risk including contracting, utilization management, information systems, quality measurements, medical director fees, reporting and similar expenses, any or all of which may be provided on or off site by PMC Medical Management, Inc., a subsidiary of ProMedCo. Services provided by PMC Medical Management, Inc. will be charged to BP&S on a per-member-per-month basis at rates established by using regional averages for costs of similar services performed by HMOs and other managed care organizations without markup and as approved by the Policy Council. In the event the Policy Council cannot agree on this per-member-per-month rate, then the Policy council shall designate an independent actuarial firm to determine the rate, using regional cost and expense data from HMOs and other managed care organizations.

13.  GENERAL PROVISIONS

         13.1 Independent Contractor. It is acknowledged and agreed that BP&S and Commonwealth are at all times acting and performing hereunder as independent contractors. Commonwealth shall neither have nor exercise any control or direction over the methods by which

0469558.02
080020-024 4/24/98(1)

BP&S or the BP&S Employees practice medicine. The sole function of Commonwealth hereunder is to provide all management services in a competent, efficient and satisfactory manner. Commonwealth shall not, by entering into and performing its obligations under this Agreement, become liable for any of the existing obligations, liabilities or debts of BP&S unless otherwise specifically provided for under the terms of this Agreement. Neither party shall have any liability whatsoever for damages suffered on account of the willful misconduct or negligence of any employee, agent or independent contractor of the other party. Each party shall be solely responsible for compliance with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, agents and servants. The parties acknowledge that Commonwealth is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of medicine. To the extent that any act or service herein required of Commonwealth should be construed or deemed to constitute the practice of medicine, the performance of said act or service by Commonwealth shall be deemed waived and forever unenforceable.

         13.2  Proprietary Property.

                  13.2.1 Each party agrees that the other party's proprietary property shall not be possessed, used or disclosed otherwise than may be necessary for the performance of this Agreement. Each party acknowledges that its violation of this Agreement would cause the other party irreparable harm, and may (without limiting the other party's remedies for such breach) be enjoined at the instance of the other party. Each party agrees that upon termination of this Agreement for any reason, absent the prior written consent of the other party, it shall have no right to and shall cease all use of the other party's proprietary property, and shall return all such proprietary property of the other party in its possession to the other party.

                  13.2.2 Commonwealth shall be the sole owner and holder of all right, title and interest, to all intellectual property furnished by it under this Agreement, including, but not limited to the trade name "ProMedCo," all computer software, copyright, services mark and trademark right to any material or documents acquired, prepared, purchased or furnished by Commonwealth pursuant to this Agreement. BP&S shall have no right, title or interest in or to such material and shall not, in any manner, distribute or use the same without the prior written authorization of Commonwealth, provided, however, that the foregoing shall not restrict BP&S from distributing managed care information brochures and materials without the prior written approval of Commonwealth provided no Proprietary Property of Commonwealth is contained therein. Notwithstanding the preceding, however, Commonwealth agrees that BP&S shall be entitled to use on an exclusive but nontransferable basis for the term of this Agreement the name "Berkshire Physicians & Surgeons" as may be necessary or appropriate in the performance of BP&S's services and obligations hereunder.

0469558.02
080020-024 4/24/98(1)

         13.3 Cooperation. Each of the parties shall cooperate fully with the other in connection with the performance of their respective duties and obligations under this Agreement, including transition at the termination or expiration of this Agreement, including reasonable use of software, systems, service marks and trade names during such transition provided the other party is in compliance with its obligations, including, without limitation, those set forth in Section 11.5.

         13.4 Licenses, Permits and Certificates. Commonwealth and BP&S shall each obtain and maintain in effect, during the term of this Agreement, all licenses, permits and certificates required by law which are applicable to their respective performance pursuant to this Agreement.

         13.5 Compliance with Rules, Regulations and Laws. Commonwealth and BP&S shall comply with all federal and state laws and regulations in performance of their duties and obligations hereunder. Neither party, nor their employees or agents, shall take any action that would jeopardize the other party's participation, if applicable, in any federal or state health program including Medicare and Medicaid. Commonwealth and BP&S shall take particular care to ensure that no employee or agent of either party takes any action intended to violate Section 1128B of the Social Security Act with respect to soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate) directly or indirectly, overtly or covertly, in cash or in kind in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under Title XVIII or XIX of the Social Security Act, or for purchasing, leasing, ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part under Title XVIII or XIX of the Social Security Act.

         13.6 Generally Accepted Accounting Principles (GAAP). All financial statements and calculations contemplated by this Agreement will be prepared or made in accordance with generally accepted accounting principles consistently applied unless the parties agree otherwise in writing.

         13.7 Notices. Any notices required or permitted to be given hereunder by either party to the other may be given by personal delivery in writing or by registered or certified mail, postage prepaid, with return receipt requested. Notices shall be addressed to the parties at the addresses appearing on the signature page of the Agreement, but each party may change such party's address by written notice given in accordance with this Section. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of three days after mailing.

         13.8 Severability. If any provision of this Agreement is held by a court of competent jurisdiction or applicable state or federal law and their implementing regulations to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect.

         13.9 Arbitration. Any controversy or claim arising out of or relating to this Agreement or

0469558.02
080020-024 4/24/98(1)
the breach thereof may, at the mutual election of both parties, be settled by binding arbitration in accordance with the rules of commercial arbitration of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration shall occur within Berkshire County, Massachusetts, unless the parties mutually agree to have such proceedings in some other locale. The arbitrator(s) may in any such proceeding award attorneys' fees and costs to the prevailing party.

         13.10 CONSTRUCTION OF AGREEMENT. THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE COMMONWEALTH OF MASSACHUSETTS SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDI NARILY APPLY.

         13.11 Legal Challenges. If the legality of any portion of the arrangements embodied in this Agreement are challenged by any governmental agency the parties shall bear the legal costs of defending this Agreement on a 50-50 basis.

         13.12 Enforcement. Commonwealth and BP&S acknowledge and agree that since a remedy at law for any breach or attempted breach of the provisions of Sections 9 or 10 shall be inadequate, either party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach, in addition to whatever other remedies may exist by law. All parties hereto also waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of Section 9 or 10 relating to territory, time or amount described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity, restricted or geographical area such court deems reasonable and enforceable under applicable law, the time period, scope of activity, restricted and/or area of restriction and/or amount deemed to be reasonable and enforceable by the court shall thereafter be the time period, scope of activity, restricted and/or area of restriction applicable to the restrictive covenant provisions in Section 9 or the payment provisions of
Section 10. The invalidity of non-enforceability of Section 9 and/or Section 10 in any respect shall not affect the validity of enforceability of the remainder of such Section or of any other provisions of this Agreement unless the invalid or non-enforceable provisions materially affect the benefits either party would otherwise be entitled to receive under such Section or any other provision of this Agreement.


0469558.02
080020-024 4/24/98(1)

         13.13 Assignment and Delegation. Commonwealth shall have the right to assign its rights hereunder to any person, firm or corporation controlling (i.e., owns a majority of the voting stock), controlled by or under common control with Commonwealth and to any lending institution, for security purposes or as collateral, from which Commonwealth or ProMedCo obtains financing for itself and as agent; provided that any such assignment shall not affect the guaranty by ProMedCo of the obligations of Commonwealth hereunder. Except as set forth above, neither Commonwealth nor BP&S shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party. BP&S may not delegate any of BP&S's duties hereunder, except as expressly contemplated herein; however, Commonwealth may delegate some or all of Commonwealth's duties hereunder to the extent it concludes, in its sole discretion, that such delegation is in the mutual interest of the parties hereto; provided Commonwealth shall remain responsible for the provision of such services; and provided further that Commonwealth shall afford BP&S with at least one opportunity to consult with a senior officer of ProMedCo by telephone or in person, before delegating any of its major duties under this Agreement, although Commonwealth shall retain the absolute right to make such delegation irrespective of objection thereto by BP&S.

         13.14 Confidentiality. The terms of this Agreement and in particular the provisions regarding compensation, are confidential and shall not be disclosed except as necessary to the performance of this Agreement or as required by law.

         13.15 Waiver. The waiver of any provision, or of the breach of any provision of this Agreement must be set forth specifically in writing and signed by the waiving party. Any such waiver shall not operate or be deemed to be a waiver of any prior or future breach of such provision or of any other provision.

         13.16 Headings. The subject headings of the articles and sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         13.17 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto and their respective successors or assigns, any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, as third party beneficiaries or otherwise, and all of the terms, covenants and conditions hereof shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

         13.18 Time is of the Essence. Time is hereby expressly declared to be of the essence in this Agreement.

     13.19 Modifications of Agreement for Prospective Legal Events. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this

0469558.02
080020-024 4/24/98(1)

Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel for both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, or in the event the Massachusetts State Board of Registration in Medicine or other authority with legal jurisdiction shall, solely by virtue of this Agreement, initiate an action to revoke, suspend, or restrict the license of any physician retained by BP&S to practice medicine in the Commonwealth of Massachusetts, BP&S and Commonwealth shall amend this Agreement as necessary. In addition, in the event the Securities and Exchange Commission or AICPA determines that companies such as ProMedCo may not report "top line" revenues, the parties will endeavor to amend this Agreement to result in the most advantageous accounting result for ProMedCo and Commonwealth. No such amendment shall change in any material respect the underlying economic and financial arrangements between BP&S and Commonwealth or change the role, duties and responsibilities of the Policy Council or interfere with the right of the physicians associated with BP&S to make medical decisions. In the event it is not possible to so amend this Agreement, this Agreement may be terminated by written notice by either party within 90 days from date of such interpretation or action, termination to be effective no sooner than the earlier of 180 days from the date notice of termination is given or the latest possible date specified for such termination in any regulatory order or notice. Termination pursuant to this Section 13.19 by BP&S shall require the affirmative vote of a majority of Physician Shareholders.

         13.20 Whole Agreement Modification. The rights and obligations of the parties hereto shall be determined solely from written agreements. Documents and instruments, and any prior oral agreements between the parties are superseded by and merged into such writings. This Agreement (as amended in writing from time to time), the exhibits, and the schedules delivered pursuant hereto represent the final agreement between the parties hereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the parties. There are no unwritten oral agreements between the parties.


0469558.02
080020-024 4/24/98(1)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    COMMONWEALTH HEALTH MANAGEMENT SERVICES,
                                    INC.



                                    By:
                                    Name:
                                    Title:
                                    Address:         801 Cherry Street
                                                     Suite 1450
                                                     Fort Worth, TX 76102

                                    BP&S, P.C.


                                    By:
                                    Name:
                                    Title:
                                    Address:


0469558.02
080020-024 4/24/98(1)

                                                      -42-
                                                     GUARANTY

         To induce BP&S to execute and deliver this Agreement, ProMedCo Management Company. a Delaware corporation (the "Company") hereby absolutely and unconditionally guarantees the full, prompt and faithful performance by Commonwealth of all covenants and obligations to be performed by Commonwealth under this Agreement, including, but not limited to, the payment of all sums
stipulated  to  be  paid  by  Commonwealth   pursuant  to  this  Agreement.   If
Commonwealth fails to fully perform all such covenants and obligations in accordance with their terms or pay all or any part of such sums when due, the Company will perform all such covenants and obligations in accordance with their terms or immediately pay to BP&S (or such other payee as may be provided in any such agreement) the amount due and unpaid by Commonwealth, it being understood that each such covenant or obligation and each obligation to pay any such amount constitutes the direct and primary obligation of the Company. The Company hereby waives presentment, demand of payment, protest, dishonor, notice of protest or dishonor, and notice of acceptance of this guaranty and all rights to require BP&S to proceed against Commonwealth, or to pursue any other remedy it may have against Commonwealth in the event of a breach by Commonwealth of any obligation or covenant contained in this Agreement. If Commonwealth is not liable to perform any such obligation or covenant because the act creating such obligation or covenant is ultra vires or unauthorized, and for such reason such obligation or covenant cannot be enforced against Commonwealth, such fact shall not affect the Company's liability under this guaranty. In the event of termination, liquidation or dissolution of Commonwealth, this unconditional guaranty shall continue in full force and effect.

         PROMEDCO MANAGEMENT COMPANY



         By
         Its
         Name


0469558.02
080020-024 4/24/98(1)